UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]   Definitive Information Statement

                          Hometown Auto Retailers, Inc.
                          -----------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[_]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
            Class A & Class B Common Stock
      (2)   Aggregate number of securities to which transaction applies:
            801,736 Class A Common Stock and 1,802,500 Class B Common Stock
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):
            Class A Common Stock calculated at average of the bid and asked price on June 9, 2005 of $0.99 and Class B Common Stock calculated at book value of $1.58 per share
      (4)   Proposed maximum aggregate value of securities:  $3,641,669
      (5)   Total fee paid:  $470.80

[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid: __________________________________

      (2) Form, Schedule or Registration Statement No.: ________________________

      (3) Filing party: __________________________________

      (4) Date filed: __________________________________

                          HOMETOWN AUTO RETAILERS, INC.
                             1309 South Main Street
                               Waterbury, CT 06706


                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF STOCKHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


To our Stockholders:

      This Information Statement is being furnished by the Board of Directors of Hometown Auto Retailers, Inc., a Delaware corporation (the "Company"), to the holders of record of the Company's Class A common stock, par value $.001 per share, and Class B common stock, par value $.001 per share, at the close of business on June 2, 2005. The purpose of the Information Statement is to inform the Company's stockholders of certain actions taken by the written consent, dated June 2, 2005, of the holders of a majority of the voting power of the Company's stock. The Information Statement is being provided pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is intended to be the notice required under Section 228(e) of the General Corporation Law of Delaware.

      The actions taken by the Company's stockholders will not become effective until at least twenty (20) days after the initial mailing of the Information Statement.

      THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

                                        By order of the Board of Directors:


                                        Corey E. Shaker
                                        President and Chief Executive Officer


June_____, 2005

                          HOMETOWN AUTO RETAILERS, INC.
                             1309 South Main Street
                               Waterbury, CT 06706

                              INFORMATION STATEMENT

      Hometown Auto Retailers, Inc. (the "Company") is a Delaware corporation with its principal executive offices located at 1309 South Main Street, Waterbury, CT 06706. The Company's telephone number is (203) 756-1300. This Information Statement is being sent to the Company's stockholders by the Board of Directors to notify them about actions that the holders of a majority of the voting power of the Company's outstanding capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on June 2, 2005, and will be effective twenty (20) days after the initial mailing of this Information Statement.

      Copies of this Information Statement are being mailed on or before June_____, 2005 to the holders of record on June 2, 2005 of the outstanding shares of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock") and Class B common stock, par value $.001 per share (the "Class B Common Stock") (collectively, the "Common Stock").

      The following actions have been taken pursuant to the written consent of a majority of the voting power of the Company's capital stock in lieu of a special meeting of the stockholders:

o The tax-free exchange of all of the outstanding shares of common stock of the New England Subsidiaries of the Company, plus $5 million in cash (as adjusted), for all of the outstanding shares of common stock of Shaker Auto Group, Inc., a newly-organized Connecticut corporation (the "First Exchange"); and

o The tax-free exchange of all of the outstanding shares of Common Stock of the Company owned by the Shaker Group for all of the outstanding shares of common stock of Shaker Auto Group, Inc. (the "Second Exchange")

Following the exchanges, the Shaker Group will be the beneficial owners of all of the outstanding shares of common stock of Shaker Auto Group, Inc. and the New England Subsidiaries, and will cease to own any shares of Common Stock of the Company. In addition, the Muller Group will control a majority of the voting power of the shares of Common Stock of the Company, and the Company will cease to own any shares of common stock of Shaker Auto Group, Inc. or the New England Subsidiaries.

      The New England Subsidiaries of the Company consist of the following subsidiaries of the Company: ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc. and Brattleboro Realty Holdings, Inc. The Shaker Group consists of the following individuals and trusts: Corey Shaker (individually and as custodian for Lindsay Shaker, Kristen Shaker and Edward Shaker), Edward Shaker Family Trust, Joseph Shaker, Shaker Irrevocable Trust, Richard Shaker Family Trust, Steven Shaker, Janet Shaker, Paul Shaker, Edward D. Shaker, Edward Shaker, Lillian Shaker, Richard Shaker and Rose Shaker. The Muller Group consists of the following individuals and trust:
William C. Muller, Jr., Douglas D. Muller, Angela P. Muller, Rose Muller Trust, Robert Scott Doyle, Andrea L. Pantuso and Michelle Muller.

                                TABLE OF CONTENTS


Summary Term Sheet  ...........................................................1
The Company  ..................................................................7
         Hometown Auto Retailers, Inc.  .......................................7
         Description of the Company's Capital Stock  ..........................8
         Security Ownership of Certain Beneficial Owners and Management  ......9
         Selected Financial Data for the Company  ............................12
The Exchanges  ...............................................................14
         Background to the Exchanges  ........................................14
         Reasons for the Exchanges  ..........................................17
         Parties to the Exchanges  ...........................................18
                  Hometown Auto Retailers, Inc.  .............................18
                  Shaker Auto Group, Inc.   ..................................18
                  New England Subsidiaries  ..................................18
                  Shaker Group  ..............................................19
                  Muller Group  ..............................................19
         Tax-Free Exchange of Stock of New England Subsidiaries  .............19
         Tax-Free Exchange of Company Stock of Shaker Group  .................20
         Conditions to the Consummation of the Exchanges  ....................21
         Opinion of the Financial Advisor to the Special Committee  ..........23
         Tax Consequences of the Exchanges  ..................................38
         Accounting Treatment  ...............................................40
         Termination of the Exchanges  .......................................41
         Pro Forma Financial Data  ...........................................41
Interest of Certain Persons in Matters to Be Acted Upon  .....................55
No Dissenters' Rights  .......................................................55
Cost of Exchanges  ...........................................................55
Stockholder Proposals  .......................................................56
Forward-Looking Statements and Information  ..................................56
Where You Can Find More Information About the Company  .......................56
Documents Incorporated by Reference  .........................................57

         Appendix A - Exchange Agreement
         Appendix B - Fairness Opinion

                               SUMMARY TERM SHEET

      This summary term sheet, which is in question and answer format, summarizes selected information contained elsewhere in this Information Statement, but may not contain all of the information that may be important to you. The Company urges you to read the entire Information Statement carefully, including the attached appendices. The Company has included section references to direct you to a more complete description of the topics contained in this summary.

o     Why do the Shaker Group and the Muller Group wish to split-up the Company?

      Certain factors have led the Shaker Group and the Muller Group to decide to split-up the Company.

            First, Toyota Motor Sales, U.S.A., Inc. ("Toyota") has notified the Company that the Company must correct certain operational deficiencies or make substantial progress toward rectifying such deficiencies. Toyota has expressed concerns that the financial resources of the Company's Toyota dealerships are being used to finance the cash flow deficits of the Company's other dealerships. Toyota also has expressed concerns about the impact on the Toyota dealerships of the financing terms that the Company has with Ford Motor Company Credit. The Company has been in regular contact with Toyota to review the Company's efforts to resolve Toyota's concerns.

            Second, certain disputes have arisen between the Shaker Group and the Muller Group regarding the Company's business operations. The split-up of the Company is intended to resolve these disputes by permitting the Shaker Group to devote their undivided attention to the business of Shaker Auto Group independent of the Muller Group. In this regard, the Shaker Group and the Muller Group each agree that a failure to carry out the split-up would result in corporate deadlock and adversely affect business operations.

      See "The Exchanges - Background to the Exchanges" and "The Exchanges - Reasons for the Exchanges".

o     How will the assets of the Company be divided?

      The Company will transfer all of its New England dealerships, along with $5 million in cash (subject to adjustment for fluctuations in the value of certain of the assets and liabilities of the New England dealerships), to a newly-formed corporation called Shaker Auto Group, Inc., and the Company will acquire all of the outstanding shares of common stock of Shaker Auto Group, Inc. Immediately following this exchange, the Shaker Group will transfer to the Company all of its shares of Class A Common Stock and Class B Common Stock, and will receive all of the outstanding shares of common stock of Shaker Auto Group, Inc. Following these exchanges, the Shaker Group will be the owners of the New England dealerships, and the Company will retain only its New York and New Jersey dealerships. See "The Exchanges - Tax-Free Exchange of Stock of New England Subsidiaries" and "The Exchanges - Tax-Free Exchange of Company Stock of Shaker Group".

o How will the Company obtain the $5 million in cash which it will transfer to Shaker Auto Group, Inc.?

      The Company will borrow the funds needed to make the transfer of the $5 million in cash to Shaker Auto Group. See "The Exchanges - Tax-Free Exchange of Stock of New England Subsidiaries".

o     Are the exchanges supported by the Board of Directors of the Company?

      A special committee of the Board of Directors of the Company, composed of three of the outside directors of the Company, was formed to review the proposed exchanges. The special committee retained Duff & Phelps LLC, a Chicago-based investment banking and financial advisory firm, to serve as its independent financial advisor and render an opinion as to the fairness, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls) of the exchanges (without giving effect to any impact of the exchanges on any particular stockholder other than in its capacity as a stockholder). In its opinion dated as of June 1, 2005, Duff & Phelps LLC concluded that the exchanges are fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls). See "The Exchanges
      - Fairness Opinion".

      On June 1, 2005, following its consideration of the exchanges (including its review of the fairness opinion rendered by Duff & Phelps LLC), the Board of Directors of the Company unanimously approved the exchanges and recommended that the stockholders approve the exchanges. On June 2, 2005 the stockholders approved the exchanges by the written consent of the holders of a majority of the voting power of the Class A Common Stock and the Class B Common Stock, as permitted by Section 228(e) of the General Corporation Law of Delaware. See "The Exchanges - Conditions to the Consummation of the Exchanges".

o What will happen to my shares of Class A Common Stock of the Company following the exchanges?

      Following the exchanges, all of the stockholders of the Company other than the Shaker Group will continue to own the same number of shares of Common Stock of the Company that they own prior to the exchanges. However, because the shares of Common Stock owned by the Shaker Group will be acquired by the Company and will no longer be outstanding after the consummation of the exchanges, the percentage ownership interest of each of the stockholders of the Company other than the Shaker Group will increase as a result of the exchanges. See "The Exchanges - Tax-Free Exchange of Company Stock of Shaker Group".

o     What will happen to any outstanding stock options following the exchanges?

      Following the exchanges, any persons other than the Shaker Group who own stock options will continue to own them, and they will continue to be exercisable in accordance with their terms. However, all stock options owned by the Shaker Group will be terminated prior to the exchanges. See "The Exchanges - Tax-Free Exchange of Company Stock of Shaker Group".

o Will there be a market for the Company's Class A Common Stock following the exchanges?

      The Company's Class A Common Stock currently trades over the counter as a Bulletin Board stock under the symbol "HCAR.OB". Following the exchanges, the Company anticipates that its Class A Common Stock will continue to be traded in the same manner. See "The Company - Description of the Company's Capital Stock".

o Will I have the right to assert dissenters' appraisal rights for my shares of Class A Common Stock following the exchanges?

      No. Under Delaware law, the exchanges do not create a statutory right to demand payment of the judicially-appraised fair value of the Class A Common Stock held by you. See "No Dissenters' Rights".

o     When will the exchanges be completed?

      The exchanges are expected to be completed promptly after the expiration of twenty (20) days from the date on which this Information Statement is mailed to stockholders. See "The Exchanges - Conditions to the Consummation of the Exchanges".

o What is the market value of the Company's Class A Common Stock as of a recent date?

      On June 13, 2005, the high and low bid prices of the Class A Common Stock as quoted by the NASD OTC Bulletin Board were $1.25 and $1.20. See "The Company - Description of the Company's Capital Stock" for recent high and low bid prices for Class A Common Stock.

o What are the benefits of the exchanges for the Company, the Shaker Group, the Muller Group and the other stockholders of the Company?

      Following the exchanges, the Company will retain the more profitable New York and New Jersey dealerships. As a result, the Company will be able to address the concerns expressed by Toyota regarding the financial impact on the Toyota dealerships of the Company's other dealerships. In addition, the Muller Group, which will control the Company after the exchanges, will be able to focus all of its attention on the management of the Company's remaining dealerships in a geographical area in which it has had extensive business experience, independent of the Shaker Group.

      The Shaker Group will acquire sole control of the New England dealerships, and will be able to focus all of its attention on the management of these dealerships in a geographic area in which it has had extensive business experience, independent of the Muller Group.

      The stockholders of the Company other than the Shaker Group and the Muller Group will obtain a greater percentage interest in the Company, and indirectly in the more profitable New York and New Jersey dealerships. See "The Exchanges - Reasons for the Exchanges".

o What are the detriments of the exchanges for the Company, the Shaker Group, the Muller Group and the other stockholders of the Company?

      Following the completion of the exchanges, the business of the Shaker Group will be less geographically dispersed, thereby making it more susceptible to regional fluctuations in business activity. In addition, the business of the Shaker Group will no longer have the benefit of the revenue generated by the New York and New Jersey dealerships.

      Following the completion of the exchanges, the business of the Company (and, indirectly, the Muller Group and the other stockholders of the Company) will also be less geographically dispersed. In addition, the ratio of the Company's outstanding debt to its total stockholders' equity will increase significantly. See "The Exchanges - Reasons for the Exchange".

o     What are the tax consequences of the exchanges to me?

      Based on the opinion issued by BDO Seidman, LLP, the Company's independent registered public accountants, none of the stockholders of the Company will recognize any gain, loss or income for federal income tax purposes as a result of the exchanges. However, tax matters are very complex, and the tax consequences of the exchanges to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the exchanges to you. See "The Exchanges - Tax Consequences of the Exchanges".

o Has the Company received any competing proposals to purchase the New England dealerships or any other assets of the Company?

      The Company is not interested in selling all or any portion of its assets, and the Company has not solicited, initiated or encouraged any competing proposals to the exchanges. However, the Board of Directors of the Company may furnish information or engage in discussions in response to any unsolicited inquiry regarding a proposal for a competing transaction. Following receipt of a bona fide proposal, the Board of Directors of the Company may withdraw or modify its recommendation regarding the exchanges and/or disclose to the stockholders of the Company its position or recommendation on the competing transaction. See "The Exchanges - Background for the Exchanges".

o     What are the conditions to the exchanges?

      If certain conditions are not satisfied or waived, the exchanges will not be completed. These conditions include: (a) the Company's transfer of the New England dealerships and $5 million in cash or cash equivalents (as adjusted) to Shaker Auto Group, Inc.; (b) the release of the Company and the Muller Group from any obligations, either as guarantor or otherwise, relating to the liabilities of the New England dealerships; (c) the release of the Shaker Group from any obligations, either as guarantor or otherwise, relating to the liabilities of the Company; (d) the delivery of the opinion of Duff & Phelps LLC indicating that the exchanges are fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls); (e) the delivery of the opinion of BDO Seidman, LLP, the Company's independent registered public accountants, that the exchanges will qualify as tax-free exchanges under the Internal Revenue Code and will not cause the recognition of income by either the Company or the Shaker Group for federal income tax purposes; (f) the approval of the exchanges by the written consent of stockholders holding a majority of the voting power of the outstanding shares of common stock of the Company; (g) the approval of the exchanges by all necessary parties, including but not limited to manufacturers, lenders and lessors; (h) the resignation of each member of the Shaker Group and each individual related to any member of the Shaker Group as an employee, director and/or officer of the Company; and (i) the delivery of this Information Statement to the stockholders of the Company and the expiration of the required twenty (20) day waiting period. See "The Exchanges - Conditions to the Consummation of the Exchanges".

o     Can the exchange agreement be amended or terminated?

      The exchange agreement can be amended or terminated at any time before the effective date of the exchanges by the written agreement of the Company, the Shaker Group and the Muller Group. See "The Exchanges - Termination of the Exchanges".

o     Who must pay the fees and expenses relating to the exchanges?

      The exchange agreement provides that each party to the agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of the transactions contemplated by the agreement, including all fees and expenses of agents, representatives, counsel, and accountants. However, the Company will reimburse Shaker Auto Group for up to $37,500 of the out-of-pocket costs of Shaker Auto Group relating to the refinancing of a certain loan if the refinancing results in a reduction in certain fees payable by the Company in connection with the refinancing. See "Cost of Exchanges".

o Do the Company's directors and executive officers (other than the members of the Shaker Group and the Muller Group) have interests in the exchanges that are different from, or in addition to, mine?

      Yes. It is anticipated that the current directors and executive officers of the Company who are members of the Shaker Group or who are related to any member of the Shaker Group will cease to be directors or executive officers of the Company following the consummation of the exchanges. See "Interest of Certain Persons in Matters to be Acted Upon".

o     What do I need to do now?

      You should read this Information Statement, including the appendices, carefully and should consider how the exchanges will affect you. DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY. FOLLOWING THE EXCHANGES, YOU WILL CONTINUE TO OWN THE SAME SHARES IN THE COMPANY THAT YOU CURRENTLY OWN.

o     How can I learn more about the exchanges?

      The exchange agreement, including the conditions to the consummation of the exchanges, is described under the caption "The Exchanges", and the exchange agreement is attached as Appendix A to this Information Statement. You should carefully read the entire exchange agreement, because it is the legal document that governs the exchanges.

o     Who can answer any questions I may have?

      If you would like additional copies of this Information Statement (which will be provided to you without charge) or if you have any questions about the exchanges, you should contact: Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc., 1309 South Main Street, Waterbury, Connecticut 06706 (203) 756-1300.

                                   THE COMPANY

Hometown Auto Retailers, Inc.

      The Company sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts, and provides related financing, insurance and service contracts through eight franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The Company's dealerships offer eight American and Asian automotive brands, including Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota and Chevrolet.

      The Company was founded on June 27, 1997 by the merger of Dealer-Co., Inc., a New York corporation organized on March 10, 1997, and Hometown Auto Retailers, Inc., a Delaware corporation organized on June 6, 1997. Until the closing of its initial public offering on July 31, 1998, the Company conducted no operations under its own name and all revenues were generated by its predecessor companies. On July 31, 1998, the Company acquired three dealerships and the predecessor companies, which operate six dealerships, a collision repair center and a factory authorized freestanding service center. In 1999, the Company also acquired freestanding Lincoln Mercury and Toyota dealerships, and added both a Mazda and a Jeep dealership to existing locations. In 2000, the Company acquired a high-end used car operation, which was added to its Massachusetts location. In 2001, the Company sold its Morristown, New Jersey dealership, a Lincoln-Mercury franchise, back to Lincoln-Mercury. In 2002, the high-end used car operation was significantly scaled down. In 2003, the Company sold the Chrysler/Jeep sales and service franchise for its Waterbury, Connecticut location.

      On or about February 7, 2001, Salvatore A. Vergopia and Edward A. Vergopia, former directors and executive officers of the Company, and Janet Vergopia, the wife of Salvatore A. Vergopia (the "Vergopias") filed a complaint in the Superior Court of New Jersey in Bergen County, against the Company, its officers and directors, certain holders of its Class B Common Stock, and certain other unnamed persons, alleging breach of two employment agreements, wrongful termination of employment, breach of a stockholders' agreement and certain other wrongful conduct, including age discrimination and breach of fiduciary duty. The Vergopias sought back pay and front pay, and compensatory, consequential and punitive damages, for an unspecified amount, as well as reinstatement, injunctive and other legal and equitable relief. Salvatore A. Vergopia and Edward A. Vergopia also commenced a second action for defamation against the Company and its Chief Executive Officer, and a third lawsuit claiming defamation and tortious interference with contract arising out of a letter allegedly sent to one of the Company's automobile manufacturers. Litigation counsel was retained by the Company's insurers to represent the Company in these actions. In addition, the Company filed counterclaims to recover damages associated with the Vergopias' breaches of certain agreements, as well as breaches of their fiduciary duties. On December 7, 2004, the Company announced that it had settled all of its litigation matters with the Vergopias. As part of the settlement, the Company agreed to transfer certain Westwood Lincoln-Mercury Sales, Inc. assets to the Vergopias, to transfer the Westwood Lincoln-Mercury franchise to the Vergopias (subject to manufacturer approval), and to terminate the Company's Westwood, New Jersey lease. In return, the Vergopias agreed to transfer to the Company all of their shares of Common Stock of the Company. These transactions have already been consummated.

Description of the Company's Capital Stock

      The Company's authorized capital stock consists of 17,760,000 shares of stock, of which 12,000,000 shares are Class A Common Stock, 3,760,000 shares are Class B Common Stock, and 2,000,000 shares are preferred stock. At the close of business on June 2, 2005, the Company had 3,870,137 shares of Class A Common Stock issued and outstanding, 2,579,252 shares of Class B Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

      The Company's Class A Common Stock and Class B Common Stock vote together as a single class of stock on all matters to be voted on by the stockholders of the Company, except as otherwise expressly provided by law. The holders of the Class A Common Stock are entitled to one vote per share, and the holders of the Class B Common Stock are entitled to ten votes per share. Therefore, the issued and outstanding shares of Class A Common Stock have an aggregate of 3,870,137 votes, the issued and outstanding shares of Class B Common Stock have an aggregate of 25,792,520 votes, and all of the outstanding shares of Common Stock have an aggregate of 29,662,657 votes. Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Except as otherwise required by law, for all other matters presented to the stockholders for their approval, a majority of the votes cast at a meeting at which a quorum is present is required.

      The Company's Class A Common Stock trades on the National Association of Securities Dealers Automated Quotation System over the counter bulletin board (the "NASD OTC Bulletin Board") under the symbol "HCAR.OB"

      The following table sets forth the high and low bid prices as quoted by the NASD OTC Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

          Year Ended 2003                        High                  Low
          First Quarter                          $0.55                $0.31
          Second Quarter                         $0.55                $0.28
          Third Quarter                          $0.88                $0.41
          Fourth Quarter                         $1.60                $0.67

          Year Ended 2004                        High                  Low
          First Quarter                          $2.00                $1.05
          Second Quarter                         $1.40                $0.95
          Third Quarter                          $1.25                $0.71
          Fourth Quarter                         $0.87                $0.68

          Year Ended 2005                        High                  Low
          First Quarter                          $1.35                $0.76
          Second Quarter (through June 13, 2005) $1.41                $0.85

On June 2, 2005, the date immediately prior to the public announcement of the exchanges, the high and low bid prices of the Class A Common Stock as quoted by the NASD OTC Bulletin Board were $1.20 and $1.20 and on June 13, 2005, the high and low bid prices were $1.25 and $1.20.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of May 31, 2005 by (a) each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (b) each director of the Company; (c) each named executive officer of the Company; and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock owned by them.

      A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this Information Statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

      The total number of votes is based on the combined total of Class A Common Stock and Class B Common Stock beneficially owned by the beneficial owner. The voting power percentage of each beneficial owner is determined by dividing the number of votes held by that person by the total number of votes outstanding, increased to reflect the number of votes of the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

                                         Common Stock Beneficially        % of Outstanding Equity         % of
                                                   Owned                           Owned                Aggregate
                                        ----------------------------    -----------------------------  voting Power
                                           Class           Class         Class    Class      Total        of all
Name of Beneficial Owner                     A               B             A         B                    Classes
-------------------------------------   -------------    -----------    --------- -------- ----------  -------------
Officers and Directors
----------------------
Corey E. Shaker                           220,214         265,080           5.55    10.28       7.41         9.65
William C. Muller, Jr.                    392,000         761,752          10.05    29.53      17.81        26.97
Steven Shaker                             145,142         206,424           3.72     8.00       5.43         7.44
Joseph Shaker                             147,826         321,812           3.82    12.48       7.28        11.35
Charles F. Schwartz                        83,333           -               2.11       -        1.28          **
Bernard J. Dzinski Jr.                     21,667           -               **         -        **            **
Steven A. Fournier                         35,834           -               **         -        **            **
H. Dennis Lauzon                           16,667           -               **         -        **            **
Timothy C. Moynahan                        35,834           -               **         -        **            **
All Directors, and Executive
Officers as a group (9 persons)         1,098,517       1,555,068          26.01    60.29      39.01        55.47

5% Beneficial Owners
--------------------
Janet Shaker                               71,428         227,668           1.85     8.83       4.64         7.92
Paul Shaker                                  -            218,268             -      8.46       3.38         7.36
Edward D. Shaker                          124,642         206,612           3.21     8.01       5.12         7.38
Edward Shaker                             125,842         175,404           3.25     6.80       4.67         6.34
Richard Shaker                            131,642         175,404           3.39     6.80       4.75         6.35
Steven N. Bronson                         381,817            -              9.87       -        5.92         1.29

     **  Ownership is less than 1%

Corey Shaker has an address at c/o Hometown Auto Retailers, Inc., 1309 South Main Street, Waterbury, Connecticut 06706. His beneficial ownership of Company common stock includes:

      o 265,080 shares of Class B common stock, of which 15,980 shares are held by the Edward Shaker Family Trust of which he is the Trustee and a beneficiary;

      o 120,214 shares of Class A common stock, including 72 shares (24 shares each for his children, Lindsay, Kristen and Edward) of which he is custodian;

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     25,000 shares at $2.25 per share;

            o     25,000 shares at $1.25 per share;

            o     50,000 shares at $0.48 per share;

William Muller, Jr. has an address at c/o Muller Toyota Inc., Route 31, PO Box J, Clinton, New Jersey 08809. His beneficial ownership of Company common stock includes:

      o     761,752 shares of Class B common stock;

      o     360,750 shares of Class A common stock;

      o     1,250 shares of Class A common stock owned by his wife, Michele;

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     15,000 shares at $2.25 per share;

            o     15,000 shares at $1.25 per share;

Steven Shaker has an address at c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705. His beneficial ownership of Company common stock includes:

      o     206,424 shares of Class B common stock;

      o     115,142 shares of Class A common stock;

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     15,000 shares at $2.25 per share;

            o     15,000 shares at $1.25 per share;

Joseph Shaker has an address at c/o Bay State Lincoln Mercury, 571 Worcester Road, Framingham, Massachusetts 01701. His beneficial ownership of Company common stock includes:

      o 321,812 shares of Class B common stock of which 15,980 shares are held by the Richard Shaker Family Trust which Mr. Shaker is the Trustee and a beneficiary; and 40,000 shares are held by the Shaker Irrevocable Trust of which Mr. Shaker is Trustee;

      o     147,826 shares of Class A common stock;

Charles F. Schwartz has an address at c/o Hometown Auto Retailers, Inc., 1309 South Main Street, Waterbury, Connecticut 06706. His beneficial ownership of Company common stock consists of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     50,000 shares at $0.68 per share;

      o     33,333 shares at $0.34 per share.

Bernard J. Dzinski Jr. has an address at 141 East Main Street, Waterbury, CT 06721. His beneficial ownership of Company common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     1,667 shares at $1.05 per share;

      o     20,000 shares at $0.42 per share.

Steven A. Fournier has an address at 238 Water Street, Naugatuck, Connecticut 06770. His beneficial ownership of Company common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     1,667 shares at $1.05 per share;

      o     30,000 shares at $0.58 per share;

      o     4,167 shares at $0.42 per share.

H. Dennis Lauzon has an address at 854 Sunset Avenue, Haworth, New Jersey 07641. His beneficial ownership of Company common stock consists of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     1,667 shares at $1.05 per share;

      o     5,000 shares at $0.65 per share;

      o     10,000 shares at $0.42 per share.

Timothy C. Moynahan has an address at 141 East Main Street, Waterbury, Connecticut 06722. His beneficial ownership of Company common stock consist of options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

      o     1,667 shares at $1.05 per share;

      o     30,000 shares at $0.48 per share;

      o     4,167 shares at $0.42 per share;

Janet Shaker has an address at c/o Family Ford, Inc., 1200 Wolcott Street, Waterbury, Connecticut 06705.

Paul Shaker has an address at 210 Munson Road, Middlebury, Connecticut 06762.

Edward D. Shaker has an address at c/o Shakers Lincoln Mercury, Inc. 831 Straits Turnpike, Watertown, Connecticut 06795. His beneficial ownership of Company common stock includes:

      o     206,612 shares of Class B common stock;

      o     107,142 shares of Class A common stock; and

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     8,750 shares at $2.25 per share;

            o     8,750 shares at $1.25 per share;

Edward Shaker has an address at c/o Hometown Auto Retailers, Inc., 1309 South Main Street, Waterbury, Connecticut 06706. His beneficial ownership of Company common stock includes 13,700 shares of Class A common stock owned by his wife, Lillian.

Richard Shaker has an address at c/o Shakers Lincoln Mercury, Inc. 831 Straits Turnpike, Watertown, Connecticut 06795. His beneficial ownership of Company common stock includes:

      o     175,404 shares of Class B common stock;

      o     114,142 shares of Class A common stock; and

      o Options exercisable within the next 60 days to purchase shares of Class A common stock as follows:

            o     8,750 shares at $2.25 per share;

            o     8,750 shares at $1.25 per share;

Steven N. Bronson has an address at 100 Mill Plain Road, Danbury, Connecticut 06811.

      All of the above disclaim any beneficial ownership in shares of the Company owned by other family members.


Selected Financial Data for the Company

      The following table sets forth certain selected historical consolidated data of the Company as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 that has been derived from the Company's audited consolidated financial statements. The selected historical consolidated data of the Company as of and for the three months ended March 31, 2005 and 2004 has been derived from the Company's unaudited consolidated interim financial statements, which in the opinion of management reflect all material adjustments, necessary for a fair presentation of such data. The table is based on, and should be read in conjunction with, the Company's historical consolidated financial statements and notes thereto incorporated by reference in this Information Statement. See "Documents Incorporated by Reference".

                             For the periods ended March 31                 As of and for the year ended December 31
                             ------------------------------  -----------------------------------------------------------------------
(In thousands, except per
  share data)                       2005           2004         2004            2003           2002           2001           2000
------------------------------------------------------------------------------------------------------------------------------------
Statement of Operations Data:
Revenues                      $    61,766    $    65,878    $   265,281    $   279,777    $   269,739    $   275,760    $   279,382
Gross profit                        9,306          9,520         37,974         39,747         38,667         39,815         37,881
Amortization of goodwill               --             --             --             --             --            704            661
Selling, general and
  administrative expenses           8,009          8,648         33,371         34,840         34,152         35,114         37,946
Income (loss) from operations       1,297            872          4,603          4,907          4,515          3,997           (726)
Interest expense                     (920)          (774)        (3,281)        (3,037)        (3,205)        (4,225)        (5,069)
Net income (loss) before
  cumulative effect of
  accounting change                   268            102          3,748          2,378            776         (2,136)        (3,800)
Cumulative effect of
  accounting change                    --             --             --             --        (23,708)            --             --
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
Net income (loss)             $       268    $       102    $     3,748    $     2,378    $   (22,932)   $    (2,136)   $    (3,800)
                              ===========    ===========    ===========    ===========    ===========    ===========    ===========
Earnings (loss) per share,
  basic

Before cumulative effect
  of accounting change        $      0.04    $      0.01    $      0.51    $      0.33    $      0.10    $      (.32)   $      (.63)

Cumulative effect of
  accounting change                    --             --             --             --          (3.30)            --             --
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
Earnings (loss) per share,
  basic                       $      0.04    $      0.01    $      0.51    $      0.33    $     (3.20)   $      (.32)   $      (.63)
                              ===========    ===========    ===========    ===========    ===========    ===========    ===========
Earnings (loss) per share,
  diluted

Before cumulative effect of
  accounting change           $      0.04    $      0.01    $      0.50    $      0.33    $      0.10    $      (.32)   $      (.63)
Cumulative effect of
  accounting change                    --             --             --             --          (3.30)            --             --
                              -----------    -----------    -----------    -----------    -----------    -----------    -----------
Earnings (loss) per share,
  diluted                     $      0.04    $      0.01    $      0.50    $      0.33    $     (3.20)   $      (.32)   $      (.63)
                              ===========    ===========    ===========    ===========    ===========    ===========    ===========
Weighted average shares,
Basic                           7,086,500      7,175,105      7,286,931      7,175,105      7,175,105      6,592,436      5,995,996
Diluted                         7,210,990      7,471,259      7,439,024      7,215,492      7,175,105      6,592,436      5,995,996

Balance Sheet Data:
Working capital               $     2,331    $     6,147    $     2,900    $     6,039    $     4,085    $     4,029    $     1,663
Inventories                        42,930         44,531         43,440         37,774         39,169         31,887         40,170
Total assets                       73,982         72,761         74,223         65,264         63,816         81,842         91,572
Total debt                         56,571         58,040         56,600         51,075         52,745         46,234         54,133
Stockholders' equity          $    10,158    $     7,030    $    10,933    $     6,928    $     4,550    $    27,452    $    28,643

                                  THE EXCHANGES


Background to the Exchanges

      At various times in recent years, the Shaker Group and the Muller Group have discussed informally among themselves the merits of splitting-up the assets of the Company by transferring the New England dealerships to the Shaker Group, while retaining the New York and New Jersey dealerships in the Company subject to the control of the Muller Group. The New England dealerships are owned by the following subsidiaries of the Company: ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc. and Brattleboro Realty Holdings, Inc. (the "New England Subsidiaries"). The New York and New Jersey dealerships are owned by the following subsidiaries of the
Company: Muller Chevrolet, Oldsmobile, Isuzu, Inc., Muller Automotive Group, Inc., Hometown Newburgh, Inc., Newburgh Realty Holding Co., Inc., Morristown Auto Sales, Inc. and Hometown New Windsor, Inc. (the "New York/New Jersey Subsidiaries").

      The factors that prompted these discussions concerning the split-up of the Company included the following:

      o Toyota Motor Sales, U.S.A., Inc. ("Toyota") extended the Company's current Toyota dealership agreement, but only on a month-to-month basis pending resolution of certain concerns expressed by Toyota. In March 2003, Toyota was notified by the Company in writing that the Company must correct certain operational deficiencies or make substantial progress toward rectifying such deficiencies. Toyota has expressed concerns that the financial resources of the Company's Toyota dealerships are being used to finance the cash flow deficits of the Company's other dealerships. Toyota also has expressed concerns about the impact on the Toyota dealerships of the financing terms that the Company has with Ford Motor Company Credit. The Company has been in regular contact with Toyota to review the Company's efforts to resolve Toyota's concerns. In order to improve the Company's relationship with Toyota and avoid a potential termination of its franchise agreement, the Company has informed Toyota of its proposed plan to separate certain of the dealerships from the Company's corporate structure.

      o Certain disputes have arisen between the Shaker Group and the Muller Group regarding the Company's business operations. The split-up of the Company is intended to resolve these disputes by permitting the Shaker Group to devote their undivided attention to the business of the New England Subsidiaries independent of the Muller Group, and by permitting the Muller Group to devote their undivided attention to the business of the New York/New Jersey Subsidiaries independent of the Shaker Group. In this regard, the Shaker Group and the Muller Group each agree that a failure to carry out the split-up of the Company would result in corporate deadlock and adversely affect business operations.

      Discussions between the Shaker Group and the Muller Group intensified in late 2004 and early 2005, following the Company's settlement of its litigation with the Vergopias. The members of the Shaker Group and the Muller Group ultimately concluded that the split-up of the Company would be appropriate at this time.

      On December 15, 2004, the Board of Directors of the Company appointed Steven A. Fournier, Bernard J. Dzinski, Jr. and Timothy C. Moynahan, three of the outside directors of the Company, to serve as a special committee (the "Special Committee") to consider the split-up of the Company. The Special Committee met with the Company's outside counsel to discuss the mechanics of splitting-up the Company. On February 4, 2005, the Special Committee engaged Duff & Phelps LLC, a Chicago-based investment banking and financial advisory firm, to advise the Special Committee in its consideration and evaluation of the split-up of the Company. On February 7, 2005, the Company signed an engagement letter with Duff & Phelps LLC that provided for, among other things, the payment of professional fees consisting of: (a) $50,000 payable upon execution of such engagement letter; (b) $50,000 payable upon Duff & Phelps LLC informing the Special Committee it is prepared to deliver its opinion, regardless of the conclusions reached in such opinion; and (c) $25,000 if the opinion is included in the Company's SEC filings, inclusive of any time incurred in reviewing and assisting in the preparation of such materials.

      In its consideration and evaluation of the split-up of the Company, Duff & Phelps LLC was not requested to, and did not, solicit indications of interest from, or conduct an auction with, third parties relating to the potential sale of all or a portion of the Company to a third party. Both the Shaker Group and the Muller Group indicated to the Special Committee and to Duff & Phelps LLC that they had no interest in participating in alternative transactions, such as selling their interests in the Company or selling any portion of the Company's business to a third party. Accordingly, any solicitation of third party interest in the Company would have been futile, given that both the Shaker Group and the Muller Group are not willing to sell their interests.

      On June 1, 2005, Company management, the Company's outside counsel, and representatives of Duff & Phelps LLC discussed with the Special Committee the potential split-up of the Company. Duff & Phelps LLC reviewed the information that it had considered and presented its analysis of the following proposal for the split-up of the Company:

      o All of the outstanding shares of common stock of the New England Subsidiaries of the Company, along with $5 million in cash (subject to adjustment for fluctuations in certain of the assets and liabilities of the New England Subsidiaries) would be exchanged in a tax-free exchange for all of the shares of common stock of Shaker Auto Group, Inc., a newly-organized Connecticut corporation ("Shaker Auto Group").

      o All of the outstanding shares of common stock of Shaker Auto Group would then be exchanged in a tax-free exchange for all of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company that are owned by the Shaker Group.

Following the exchanges, the Shaker Group would be the beneficial owner of all of the outstanding shares of common stock of Shaker Auto Group and the New England Subsidiaries, and would cease to own any shares of Common Stock of the Company. In addition, the Muller Group would control the Company through its ownership of a majority of the outstanding shares of Common Stock of the Company, and the Company would cease to own any shares of common stock of Shaker Auto Group or the New England Subsidiaries.

      Duff & Phelps LLC informed the Special Committee of its opinion that the exchanges are fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls)

      The members of the Special Committee and the representatives of Duff & Phelps LLC then discussed the information presented. After discussion and consideration of the exchanges (including its review of the fairness opinion rendered by Duff & Phelps LLC) and other relevant factors considered by the Special Committee, the Special Committee unanimously determined that the proposed transactions regarding the split-up of the Company were fair to the unaffiliated stockholders of the Company and unanimously recommended that the entire Board of Directors of the Company approve the transactions.

      On June 1, 2005, the Special Committee presented to the full Board of Directors of the Company its recommendation regarding the split-up of the Company. After discussion and consideration of the exchanges (including its review of the fairness opinion rendered by Duff & Phelps LLC) and other relevant factors considered by the Board of Directors, the Board of Directors unanimously determined that the proposed transactions regarding the split-up of the Company were fair to the unaffiliated stockholders of the Company and unanimously recommended that the stockholders approve the transactions.

      Pursuant to Section 228(e) of the General Corporation Law of Delaware, the written consent of stockholders holding a majority of the voting power of the outstanding shares of stock of a corporation is sufficient to approve any actions submitted to the stockholders for their approval. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, every stockholder who is entitled to vote on a matter at a meeting or who is entitled to give his or her written consent to a corporate action must be sent or given an information statement at least twenty (20) calendar days prior to the meeting date or the earliest date on which the corporate action will be effective.

      By a written consent dated June 2, 2005, persons holding shares of Class A Common Stock and Class B Common Stock representing a majority of the voting power of the Company's Common Stock approved the proposed transactions regarding the split-up of the Company. As required by the federal securities laws, the transactions will become effective twenty (20) days after the initial mailing of this Information Statement to the stockholders of the Company.

      On June 2, 2005, the Company issued a press release disclosing the approval of the transactions by the Board of Directors and by a majority of the voting power of the Company's Common Stock. The Company also filed a copy of the press release with the Securities and Exchange Commission on Form 8-K. The Company's press release included a description of the general terms of the transactions.

      The members of the Board of Directors of the Company were sent a letter dated June 14, 2005 signed by Steven Bronson, Louis J. Meade and Leonard Hagan, and included in an amendment to a Schedule 13D filed by Steven Bronson with the Securities and Exchange Commission on June 15, 2005. In the letter, Messrs. Bronson, Meade and Hagan (the "Holders") state that they own an aggregate of 16.31% of the Company's Class A Common Stock. In the letter, the Holders also state their belief that the Exchanges will have a material adverse effect on the Company and the Shareholders who are not parties to the Exchanges, and are not in the best interests of the Company and its shareholders. They further state their belief that the Exchanges violate the Board's statutory and common law fiduciary duties and demand that the Company abandon the Exchanges, that the Board appoint a new Compensation Committee, that the President of the Company resign, that the Board appoint a Special Committee to explore all options for maximizing shareholder value, including conversion of the Company's Class B Common Stock into Class A Common Stock, that the provision be made for minority shareholder representation on the Board and that the Shaker Group reimburse the Company for its costs in pursuing the Exchange.

Reasons for the Exchanges

      In arriving at its decision to proceed with the split-up of the Company, the Company, the Shaker Group and the Muller Group considered the same factors that had prompted them to discuss the split-up of the Company. See "The Exchanges - Background to the Exchanges". In addition, the Company, the Shaker Group and the Muller Group considered the following benefits of the transactions:

      o Following the completion of the transactions, the Company will retain the more profitable New York and New Jersey dealerships. The Muller Group, which will control the Company after the exchanges, will be able to focus all of its attention on the management of these dealerships in a geographical area in which it has had extensive business experience, independent of the Shaker Group.

      o The Shaker Group will acquire sole control of the New England dealerships, and will be able to focus all of its attention on the management of these dealerships in a geographic area in which it has had extensive business experience, independent of the Muller Group.

      o The stockholders of the Company other than the Shaker Group and the Muller Group will obtain a greater percentage interest in the Company, and indirectly in the more profitable New York and New Jersey dealerships.

      The Company, the Shaker Group and the Muller Group also considered the following potential detriments of the transactions:

      o Following the completion of the transactions, the ratio of the Company's outstanding debt to its total stockholders' equity will increase significantly. As a result, the Company will become more highly leveraged and will be burdened by a significant amount of debt.

      o Following the completion of the transactions, the business of the Company (and, indirectly, the Muller Group and the other stockholders of the Company) will be less geographically dispersed.

      o Following the completion of the transactions, the business of the Shaker Group will also be less geographically dispersed, thereby making it more susceptible to regional fluctuations in business activity. In addition, the business of the Shaker Group will no longer have the benefit of the revenue generation provided by the more profitable New York and New Jersey dealerships.

Parties to the Exchanges

      Hometown Auto Retailers, Inc. The Company, with offices at 1309 South Main Street, Waterbury, CT 06706, sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts, and provides related financing, insurance and service contracts through eight franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. See "The Company - Hometown Auto Retailers, Inc."

      Shaker Auto Group, Inc. Shaker Auto Group will be a corporation that the Company will organized under the laws of the State of Connecticut for the purpose of owning all of the Company's New England dealerships.

      New England Subsidiaries. The following subsidiaries of the Company sell new and used cars and light trucks, provide maintenance and repair services, sell replacement parts, and provide related financing, insurance and service contracts at the following locations in New England:

    ERR Enterprises, Inc.                          1309 South Main Street
                                                   Waterbury, CT  06706

    Family Ford, Inc.                              1200 Wolcott Street
                                                   Waterbury, CT  06705

    Shaker's, Inc.                                 1309 South Main Street
                                                   Waterbury, CT  06706

    Shakers' Lincoln/Mercury Auto Care, Inc.       831 Straits Turnpike
                                                   Watertown, CT  06795

    Hometown Brattleboro, Inc.                     Route 5, Putney Road
                                                   North Brattleboro, VT  05304

    Hometown Auto Framingham, Inc.                 571 Worcester Road
                                                   Framingham, MA  01701

    Brattleboro Realty Holdings, Inc.              Route 5, Putney Road
                                                   North Brattleboro, VT  05304

    Bay State Realty Holdings, Inc.                571 Worcester Road
                                                   Framingham, MA  01701

The Company owns, directly or indirectly, 100% of the issued and outstanding shares of stock of each of the New England Subsidiaries.

      Shaker Group. The Shaker Group consists of the following individuals and trusts: Corey Shaker (individually and as custodian for Lindsay Shaker, Kristen Shaker and Edward Shaker), Edward Shaker Family Trust, Joseph Shaker, Shaker Irrevocable Trust, Richard Shaker Family Trust, Steven Shaker, Janet Shaker, Paul Shaker, Edward D. Shaker, Edward Shaker, Lillian Shaker, Richard Shaker and Rose Shaker.

      Corey Shaker is the Chief Executive Officer, a director and a principal stockholder of the Company. Steven Shaker is the Regional Vice President - North Division and a principal stockholder of the Company. Joseph Shaker is the Regional Vice President - East Division, a director and a principal stockholder of the Company. Richard Shaker is the father of Steven Shaker, Edward D. Shaker and Joseph Shaker and a principal stockholder of the Company. Edward Shaker and Lillian Shaker are the parents of Corey Shaker, Janet Shaker and Paul Shaker and principal stockholders of the Company. Edward D. Shaker, Janet Shaker and Paul Shaker are principal stockholders of the Company. Rose Shaker is the sister of Richard Shaker and Edward Shaker.

      Muller Group. The Muller Group consists of following individuals and trust: William C. Muller, Jr., Douglas D. Muller, Angela P. Muller, Rose Muller Trust, Robert Scott Doyle, Andrea L. Pantuso and Michelle Muller. William C. Muller Jr. is Regional Vice President - South Division, a director and a principal stockholder of the Company. Douglas D. Muller is William C. Muller Jr.'s brother. Angela P. Muller is Douglas D. Muller Jr.'s wife. The trustee of the Rose Muller Trust is Rose Muller, who is William C. Muller Jr.'s stepmother. Robert Scott Doyle is William C. Muller Jr.'s brother-in-law. Andrea L. Pantuso is William C. Muller Jr.'s sister-in-law. Michelle Muller is William C. Muller Jr.'s wife.

Tax-Free Exchange of Stock of New England Subsidiaries

      On June 1, 2005 the Board of Directors of the Company approved the organization of Shaker Auto Group as a wholly-owned subsidiary of the Company. Following the organization of Shaker Auto Group, the Company will contribute to Shaker Auto Group all of the issued and outstanding shares of stock of each of the New England Subsidiaries, along with an amount of cash, and will receive in exchange therefor all of the issued and outstanding shares of stock of Shaker Auto Group. In addition, immediately following the organization of Shaker Auto
Group: (a) the Company will cause Shaker Auto Group to transfer all of the stock of Brattleboro Realty Holdings, Inc. to Hometown Brattleboro, Inc.; (b) the Company will cause Shaker Auto Group to transfer all of the stock of Bay State Realty Holdings, Inc. to Shaker Auto Group; (c) the Company will transfer all of the stock of Newburgh Realty Holding Co., Inc. to Hometown Newburgh, Inc.; (d) the Company will transfer all of the stock of Hometown New Windsor, Inc. to Hometown Newburgh, Inc.; and (e) the Company either will liquidate Morristown Auto Sales, Inc. or will transfer all of the stock of Morristown Auto Sales, Inc. to Muller Chevrolet, Oldsmobile, Isuzu, Inc. These transactions are collectively referred to as the "First Exchange".

      As part of the First Exchange, the Company will make a cash payment to Shaker Auto Group in order to: (a) equalize the value of the Shaker Group's stock interest in the Company with the value of the stock of Shaker Auto Group that the Shaker Group will receive in the transactions; and (b) provide Shaker Auto Group with necessary working capital. The amount of cash that the Company will contribute to Shaker Auto Group will equal $5 million. However, this amount will be adjusted as follows:

      o the $5 million will be increased to the extent that, on the effective date of the First Exchange: (a) the value of the used cars held in inventory by the New England Subsidiaries in excess of the outstanding indebtedness secured by such used cars is less than $500,000; (b) the cost basis value of the parts and accessories held in inventory by the New England Subsidiaries is less than $515,000; or (c) the accounts receivable of the New England Subsidiaries is less than the accounts payable and accrued expenses of the New England Subsidiaries; and

      o the $5 million will be decreased to the extent that, on the effective date of the First Exchange: (a) the value of the used cars held in inventory by the New England Subsidiaries in excess of the outstanding indebtedness secured by such used cars is greater than $500,000; (b) the cost basis value of the parts and accessories held in inventory by the New England Subsidiaries is greater than $515,000; or (c) the accounts receivable of the New England Subsidiaries is greater than the accounts payable and accrued expenses of the New England Subsidiaries.

      In order to consummate the exchanges, the Company anticipates that it will borrow up to $6.5 million from Comerica Bank. Of the proceeds of the loan, it is anticipated that $5 million will be used to make the required cash contribution to Shaker Auto Group, $700,000 will be used for financing the costs associated with the exchanges, and the remaining $800,000 will be used as working capital by the Company.

      Following the consummation of the First Exchange, Shaker Auto Group will be the parent corporation of the New England Subsidiaries, and the Company will be the parent corporation of Shaker Auto Group and the indirect parent corporation of the New England Subsidiaries.

Tax-Free Exchange of Company Stock of Shaker Group

      On June 1, 2005 the Board of Directors of the Company also authorized that, immediately following the consummation of the First Exchange, all of the outstanding shares of stock of Shaker Auto Group will be exchanged for all of the outstanding shares of Class A Common Stock and Class B Common Stock that are owned by the members of the Shaker Group. This transaction is referred to as the "Second Exchange". Prior to the Second Exchange, the Company will pay to Corey Shaker $50,000 in consideration of the Company's purchase of all of the stock options which he received from the Company. In addition, all other outstanding options to acquire shares of Common Stock of the Company that are owned by the members of the Shaker Group will be terminated.

      The shares of stock of Shaker Auto Group received by the Shaker Group will be allocated to each member of the Shaker Group in the proportion that the sum of his or her shares of Class A Common Stock and Class B Common Stock bears to the total number of shares of Class A Common Stock and Class B Common Stock owned by all of the members of the Shaker Group.

      Following the consummation of the Second Exchange, the Shaker Group will be the owners of Shaker Auto Group and the New England Subsidiaries, and will no longer have any interest in the Company. In addition, following the consummation of the Second Exchange, the Muller Group will be the controlling stockholders of the Company, and the Company will no longer have any interest in Shaker Auto Group or any of the New England Subsidiaries. Moreover, due to the Second Exchange, the stockholders of the Company other than the Shaker Group and the Muller Group will obtain a greater percentage interest in the Company, and indirectly in the New York/New Jersey Subsidiaries.

Conditions to the Consummation of the Exchanges

      The obligations of the Company, the Shaker Group and the Muller Group to consummate the First Exchange and the Second Exchange are subject to the conditions set forth in the Exchange Agreement, a copy of which is attached to this Information Statement as Appendix A. Those conditions include the following:

      Approval of the Exchanges by the Stockholders The stockholders of the Company approved the First Exchange and the Second Exchange on June 2, 2005 through the written consent of the holders of a majority of the voting power of the Class A Common Stock and the Class B Common Stock. Pursuant to Section 228(e) of the General Corporation Law of Delaware, the written consent of stockholders holding a majority of the voting power of the outstanding shares of stock of the Company is sufficient to approve any actions submitted to the stockholders for their approval. NO SPECIAL MEETING OF THE STOCKHOLDERS WILL BE HELD TO CONSIDER THE APPROVAL OF THE EXCHANGES.

      Cash Shaker Auto Group must have cash totaling not less than $5 million (as adjusted based on the value, as of the effective date of the First Exchange, of the used cars held in inventory by the New England Subsidiaries, the parts and accessories held in inventory by the New England Subsidiaries, and the accounts receivable, accounts payable and accrued expenses of the New England Subsidiaries). See "The Exchanges - Tax-Free Exchange of Stock of New England Subsidiaries".

      Approval of Transfer of Franchises Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota and Chevrolet must have approved Shaker Auto Group as the transferee of the franchises held by the New England Subsidiaries. In addition, Shaker Auto Group must have obtained floor plan financing.

      Release of Certain Liabilities The Shaker Group must obtain the release of the Company and the Muller Group from any obligation, either as a guarantor or otherwise, relating to the liabilities of Shaker Auto Group and the New England Subsidiaries (including the obligations of the Company relating to the real property leased by the New England Subsidiaries for their business operations). In particular, the Shaker Group must obtain the release of the Company and the Muller Group from any liabilities relating to: (a) the debt related to the rental cars used in the business of the New England Subsidiaries; (b) that portion of the debt owed to The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC) referred to in the letter dated April 30, 2005 and identified as loan number 815010 as evidenced by a promissory note from Bay State Realty Holdings, Inc. dated April 16, 1999 in the original principal amount of $5,800,000.00; (c) the debt owed to Merchants Bank as evidenced by a promissory note from Brattleboro Realty Holdings, Inc. dated June 10, 2004 in the original principal amount of $1,050,000.00; (d) the debt owed to Ford Motor Company Credit in connection with floor plan financing; (e) the debt owed to Ford Motor Company Credit that is financing certain Daewoo Motor Co., Ltd. vehicles;
      (f) the debt owed to Bank of America, N.A., as evidenced by a promissory note from Shaker's Inc. dated December 23, 2004 in the original principal amount of $225,000.00; and (g) the debt owed to Consenzi Automotive Realty Limited Partnership, as evidenced by a promissory note from Brattleboro Realty Holdings, Inc. dated June 10, 2004 in the original principal amount of $300,000.00.

      Other Approvals of the Exchanges The Company, Shaker Auto Group, the New England Subsidiaries, the Shaker Group, and/or the Muller Group must obtain all other approvals that are necessary to effectuate the consummation of the First Exchange and the Second Exchange, including but not limited to any required approvals of manufacturers, lenders, and lessors. No federal or state regulatory approvals are required in connection with the exchanges.

      Fairness Opinion On June 1, 2005, the Special Committee of the Board of Directors of the Company obtained an opinion from Duff & Phelps LLC indicating that the exchanges are fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls).

      Tax-Free Exchange Opinion On June 1, 2005, the Company obtained an opinion from BDO Seidman, LLP, the independent registered public accountants for the Company, indicating that the consummation of the First Exchange and the Second Exchange will qualify as tax-free exchanges under the Internal Revenue Code of 1986, as amended, and will not cause the recognition of income by either the Company, Shaker Auto Group, the New England Subsidiaries, or the Shaker Group.

      Information Statement Pursuant to Rule 14c-2 issued under the Securities Exchange Act of 1934, as amended, every stockholder of the Company must be provided a copy of this Information Statement at least twenty (20) calendar days prior to the date on which the First Exchange and the Second Exchange will become effective. The Company anticipates that these actions will become effective during the third quarter of 2005. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons, and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Opinion of the Financial Advisor to the Special Committee of the Board of Directors

      Duff & Phelps LLC, a Chicago-based investment banking and financial advisory firm, served as financial advisor to the Special Committee of the Board of Directors of the Company. Founded in 1932, Duff & Phelps LLC is one of the leading middle market investment banking and independent financial advisory firms in the United States. Duff & Phelps LLC has significant expertise and experience in fairness opinions, business valuations, solvency opinions, structuring ESOP/ERISA transactions, buy-side and sell-side merger and acquisition advisory services, and intangible asset and intellectual property valuations. Headquartered in Chicago, Duff & Phelps LLC has offices in New York, Los Angeles, San Francisco, Seattle, and Atlanta. Each year, Duff & Phelps LLC renders approximately 400 opinions, including fairness opinions, business valuation opinions, solvency opinions, tax-related financial opinions, and other financial opinions.

      As part of its engagement as independent financial advisor to the Special Committee, Duff & Phelps LLC was asked to render an opinion with respect to the fairness of the consideration to be received by the Company as a result of the exchanges, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls). Duff & Phelps LLC rendered a written opinion to the Special Committee that, on June 1, 2005, the exchanges are fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls), without giving effect to any impact of the proposed exchanges on any particular stockholder other than in its capacity as a stockholder.

      The opinion of Duff & Phelps LLC is attached as Appendix B to this Information Statement and is incorporated herein by reference. THE STOCKHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THIS OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN.

      The opinion of Duff & Phelps LLC is directed to the Special Committee, and does not constitute a recommendation with respect to any matter relating to the proposed exchanges. Furthermore, Duff & Phelps LLC does not address the relative merits of the proposed exchanges and any other transactions or business strategies discussed by the Company's Board of Directors as alternatives to the exchanges, or the underlying business decision of the Company's Board of Directors to proceed with or effect the exchanges.

      While this summary describes the analysis and factors that Duff & Phelps LLC deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps LLC. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, Duff & Phelps LLC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps LLC believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed, and no one method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps LLC. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Duff & Phelps LLC is based on all analyses and factors taken, as a whole, and also on the application of Duff & Phelps LLC's own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Duff & Phelps LLC gives no opinion as to the value or merit, standing alone, of any one or more parts of the analysis it performed. In performing its analyses, Duff & Phelps LLC made numerous assumptions with respect to the industry outlook, general business and other conditions and matters, many of which are beyond the control of the Company or Duff & Phelps LLC. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

      Listing of Items Reviewed by Duff & Phelps LLC. In connection with its opinion, Duff & Phelps LLC made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. No limits were placed on Duff & Phelps LLC by the Company, the Special Committee or the Board of Directors in terms of the information to which Duff & Phelps LLC had access or the matters it could consider. The due diligence of Duff & Phelps LLC with regards to the proposed exchange included, but was not limited to, the actions summarized below:

      o Conducted meetings with members of the senior management team of the Company on February 23-25, 2005, including Corey Shaker, President, Chief Executive Officer and Chief Operating Officer; Charles F. Schwartz, Chief Financial Officer & Secretary; William C. Muller, Jr., Regional Vice President - South Division; Joseph Shaker, Regional Vice President - East Division; and Steven Shaker, Regional Vice President - North Division. Additionally, Duff & Phelps LLC toured the respective dealerships located in Wellesley and Framingham, Massachusetts; Brattleboro, Vermont; Waterbury, Watertown and Naugatuck, Connecticut; New Windsor, New York; and Clinton and Stewartsville, New Jersey.

      o Reviewed the Company's consolidated and consolidating financial statements and SEC filings, including the annual report on Form 10-K for the fiscal years ended December 31, 2000 through December 31, 2004, and the quarterly report on Form 10-Q for the three months ended March 31, 2005.

      o Reviewed the Company-prepared budget for fiscal 2005, and projections for fiscal years 2006 through 2011.

      o Reviewed summary information, provided by management, regarding the Company's overhead allocations.

      o Reviewed Company-prepared pro-forma March 31, 2005 balance sheets, reflecting adjustments related to the proposed transactions.

      o Reviewed information provided by management regarding franchisee working capital and cash requirements for certain dealerships.

      o Analyzed the historical trading price and trading volume of the Company's common stock.

      o     Reviewed drafts of the Exchange Agreement and Information Statement.

      o Reviewed a draft of the tax opinion prepared by BDO Seidman, LLP dated May 31, 2005.

      o Reviewed a real estate appraisal for Bay State Lincoln-Mercury, dated October 3, 2002, and prepared by Landauer Realty Group.

      o Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

      In connection with its fairness opinion, with the Company's permission and without any independent verification, Duff & Phelps LLC assumed that all information reviewed by it with respect to the Company and the proposed exchanges, whether supplied by the Company or its advisors, or obtained by Duff & Phelps LLC from publicly available sources, is true, correct and complete in all material respects and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to Duff & Phelps LLC not misleading. Duff & Phelps LLC did not make an independent valuation or appraisal of the assets or liabilities of the Company and was not furnished with such valuation or appraisal. Any inaccuracies in, or omissions from, the information on which Duff & Phelps LLC relied could materially affect its fairness opinion.

      Opinion and Analysis of Duff & Phelps LLC. Set forth below is a summary of the analyses performed by Duff & Phelps LLC in reaching its fairness conclusions as of June 1, 2005. Although developments following the date of the Duff & Phelps LLC opinion may affect the opinion, Duff & Phelps LLC assumes no obligation to update, revise, or reaffirm its opinion. The Duff & Phelps LLC opinion is necessarily based upon market, economic and other conditions that were in effect on, and information made available to Duff & Phelps LLC as of, the date of the opinion. As a result, subsequent developments may affect the conclusion expressed in the Duff & Phelps LLC opinion, and Duff & Phelps LLC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion. The Duff & Phelps LLC opinion is limited to the fairness of the terms of the proposed exchanges to the unaffiliated common stockholders of the Company, from a financial point of view, as of June 1, 2005.

      Duff & Phelps LLC performed a valuation analysis of the Company's common stock to determine whether the consideration to be received by the Company is adequate relative to the value of the assets and liabilities transferred to the Shaker Group.

      As part of the valuation analysis of the Company's common stock, Duff & Phelps LLC performed the following analyses: current and historical stock price analysis, discounted cash flow analysis, comparable public company analysis, and liquidation analysis for certain unprofitable dealerships.

      Current and Historical Stock Price Analysis

      Duff & Phelps LLC analyzed the closing price and trading volume of the Class A common stock of the Company over the past 12 months and three years.

      The Company's Class A common stock trades on the National Association of Securities Dealers Automated Quotation System over-the-counter bulletin board (the "NASD OTC Bulletin Board") under the symbol "HCAR.OB." The Company's Class B common stock is not publicly traded.

      As part of its analysis, Duff & Phelps LLC analyzed the historical daily stock prices and daily trading volume levels for the Company's Class A common stock for: (i) the one-year period from May 25, 2004, to May 25, 2005; and (ii) the three-year period from May 25, 2002, to May 25, 2005.

      During the time period in (i) above, the Company's common stock traded between its 52-week low of $0.68 on November 3, 2004, and its 52-week high of $1.39 on May 17, 2005, with an average reported per share closing price of $1.23 over the previous three-month period ending May 25, 2005.

      Although there are 3,870,137 Class A common shares outstanding, the Shaker Group owns or controls approximately 63.0% of the shareholder vote through its combined ownership of Class A and Class B common shares. There has also been limited trading volume in the Company's common stock during the previous 52 weeks.

                                                            Comparable Public
                                           Company            Company Median
                                           -------            --------------
Average daily trading volume for
  previous 12 months:                    11,077 shares         172,000 shares

Public float:                       2.7 million shares    24.9 million shares

      Out of a possible 262 total trading days during the last 12 months, the Company's Class A common stock traded on only 176 days. On the days the Class A common stock did trade, average daily trading volume was only 11,077 shares. In its analysis, Duff & Phelps LLC also considered the lack of analyst coverage for the Company's Class A common stock.

      Based on these analyses, Duff & Phelps LLC observed that the Company's Class A common stock trades less actively than the comparable public companies, and that the Company's common stock has a significantly smaller float. Additionally, the Company's stock price may reflect the adverse impact of recent litigation and an implicit discount due to the Company's dual class equity structure and unequal voting rights with respect thereto.

      While Duff & Phelps LLC did not rely on the public share price for the Company's Class A common stock, Duff & Phelps LLC did note that the average trading price for the Class A common stock during the three-month period ended May 25, 2005, was $1.23.

      Discounted Cash Flow Analysis

      The discounted cash flow ("DCF") analysis determines the net present value of future free cash flows, assuming a weighted average cost of capital for the discount rate. Duff & Phelps LLC performed a discounted cash flow ("DCF") analysis of the projected free cash flows of the Company on a consolidated, going concern basis. Free cash flow is defined as cash that is available to either reinvest or to distribute to security holders.

      The projected free cash flows are discounted to the present at a rate which reflects the relative risk associated with these cash flows as well as the rates of return that security holders could expect to realize on alternative investment opportunities. Duff & Phelps LLC discounted the resulting free cash flows and terminal value at rates of 15.0% to 17.0%.

      The Company's management provided Duff & Phelps LLC with a budget for the fiscal year ending December 31, 2005. Based on an extrapolation of the Company's historical performance and the 2005 budget, Duff & Phelps LLC estimated the Company's future performance for the fiscal years ending December 31, 2006 through 2014. Beyond the projection period, Duff & Phelps LLC estimated the "continuing value" of the Company by utilizing a commonly-accepted perpetuity formula. This continuing value is equivalent to the present value of all cash flows after the projection period. The "continuing value" calculation is supported by implied multiples of terminal year EBITDA and revenues.

      Duff & Phelps LLC's DCF analysis results in a concluded enterprise value for the Company of $31.2 million (including $5.4 million of capitalized operating leases), or $2.18 per share, on a fully diluted basis.

      Comparable Public Company Analysis

      Duff & Phelps LLC selected a set of publicly traded companies based on comparability to the Company. Although no single company chosen is identical to the Company, these companies share many of the same operating characteristics and are affected by many of the same economic forces.

      In the selection of the comparable companies, Duff & Phelps LLC used multiple databases to identify domestic companies with primary Standard Industrial Classification Codes of 5500 (auto dealers). Duff & Phelps LLC identified six companies that were considered to be reasonably comparable to the Company.

      Using publicly available information, Duff & Phelps LLC analyzed the historical financial performance of the comparable companies for the latest twelve months ("LTM"), as well as projected financial performance using regularly published earnings estimates from securities analysts.

      Duff & Phelps LLC compared the Company's recent financial performance to the financial performance of the comparable companies. The table below shows the Company and the comparable companies along with their respective LTM revenues; earnings before interest, taxes, depreciation, amortization and rent expense ("EBITDAR"); and growth, as of May 25, 2005.

----------------------------------------------------------------------------------------------------
Company (Ticker)                    LTM Revenues     LTM EBITDAR     3-Year Revenue    LTM EBITDAR
                                    (in millions)      Margin       Compound Annual      Growth
                                                                         Growth
----------------------------------- -------------- ---------------- ----------------- --------------
Asbury Automotive Group, Inc. (ABG)     $ 5,431.5         3.8%             10.2%            20.1%
AutoNation, Inc. (AN)                   $19,344.6         4.3%              0.6%             0.7%
Group 1 Automotive, Inc. (GPI)          $ 5,684.7         3.7%             10.8%            11.2%
Lithia Motors, Inc. (LAD)               $ 2,778.7         4.3%             15.8%            17.3%
Sonic Automotive, Inc. (SAH)            $ 7,516.7         4.1%             10.9%             3.8%
United Auto Group, Inc. (UAG)           $10,086.8         3.6%             23.0%            15.3%

Mean                                    $ 8,473.8         4.0%             11.9%            11.4%
Median                                  $ 6,600.7         3.9%             10.8%            13.2%

Hometown (1)                            $   223.4         3.1%             -1.7%             0.0%
----------------------------------------------------------------------------------------------------

(1) Hometown performance based on pro forma financial performance excluding Westwood Lincoln-Mercury.

      Due to significant differences in size, product and geographic diversity, capitalization, and management depth between the Company and comparable companies, Duff & Phelps LLC determined the comparable public company method to be less meaningful than the DCF methodology. Thus, the comparable public company analysis was utilized to confirm the DCF value conclusion. As such, Duff & Phelps LLC compared valuation multiples implied by the DCF enterprise value conclusion for the Company with valuation multiples for the comparable companies. This comparison is summarized in the table below.

-----------------------------------------------------------------------------------------------------
Company (Ticker)                     Enterprise Value   Enterprise Value as a   Enterprise Value as
                                     as a Multiple of   Multiple of Projected    a Multiple of LTM
                                        LTM EBITDAR            EBITDAR                Revenue
------------------------------------ -------------- ---------------- --------------------------------
Asbury Automotive Group, Inc. (ABG)         5.9x                    5.6x                 0.22x
AutoNation, Inc. (AN)                       7.8x                    7.3x                 0.34x
Group 1 Automotive, Inc. (GPI)              5.2x                    4.7x                 0.19x
Lithia Motors, Inc. (LAD)                   7.2x                    5.7x                 0.31x
Sonic Automotive, Inc. (SAH)                7.6x                    6.9x                 0.31x
United Auto Group, Inc. (UAG)               7.8x                    7.2x                 0.28x

Mean                                        6.9x                    6.2x                 0.28x
Median                                      7.4x                    6.3x                 0.29x

Hometown (1)                                4.5x                    3.5x                 0.14x
-----------------------------------------------------------------------------------------------------

(1) Hometown multiples based on a DCF enterprise value of $31.2 million and pro forma financial performance excluding Westwood Lincoln-Mercury

      Liquidation Analysis

      Since certain of the Company's dealerships are operating at a loss and thus contributing negative value in the consolidated DCF analysis, Duff & Phelps LLC also performed a liquidation analysis (also known as a net asset value analysis) for these dealerships. This involves an analysis of the estimated market value of the respective dealerships' operating assets and liabilities and related transaction costs that the Company may reasonably expect to realize in an orderly liquidation of these dealerships (excluding mortgage debt, which is captured separately in long-term debt and subtracted from adjusted enterprise value to determine an equity value; see the table in "Hometown Equity Value" below).

      The liquidation analysis indicates that the values for Wellesley Mazda, Bay State Lincoln-Mercury, and Brattleboro Chrysler-Jeep are higher on a net asset value basis than as a going-concern in Duff & Phelps LLC's DCF models. The liquidation analyses for these dealerships are summarized below.

                      Wellesley Mazda Liquidation Analysis

-------------------------------------------------------------------------------------------------------------
                    Assets                          March 31, 2005        Estimated %          Estimated
                                                     Balance Sheet         Realized           Liquidation
                                                          (1)                                   Proceeds
------------------------------------------------    ----------------    ----------------    -----------------
Cash and Equivalents                                    $         0                100%          $         0
Accounts Receivable                                         200,000                 90%              180,000
Inventory                                                 2,500,000                 95%            2,375,000
Prepaid Expenses                                                                     0%
                                                                  0                                        0
Real Estate at Market Value                                                        100%
                                                                  0                                        0
Other Deferred Charges                                                               0%
                                                                  0                                        0
                                                                                                 -----------

Estimated Liquidation Value of Assets                                                              2,555,000

Less: Estimated Liquidation Costs and Fees(2)                                                       (255,500)
                                                                                                 -----------

Estimated Liquidation Proceeds Available for
  Distribution                                                                                   $ 2,299,500
                                                                                                 ===========
-------------------------------------------------------------------------------------------------------------

(1)   Represents post-closing estimated balance sheet
(2)   Duff & Phelps LLC estimate at 10% of asset liquidation value

-------------------------------------------------------------------------------------------------------------
                  Liabilities                       Amount of Claim      Available to         Estimated %
                                                                         Satisfy Claim          Recovery
------------------------------------------------    ----------------    ----------------    -----------------
Estimated Proceeds Available for Distribution                               $ 2,299,500

Accrued Expenses                                         $   50,000         $    50,000                 100%
Floor Plan Debt                                           2,500,000           2,500,000                 100%
Accounts Payable                                             50,000              50,000                 100%
                                                          ---------        ------------                 ----

Total Claims                                              2,600,000           2,600,000                 100%

Amount Available to Pay Long-Term Debt and
Equity                                                                     ($  300,500)
                                                                           ============
-------------------------------------------------------------------------------------------------------------

Duff & Phelps LLC's liquidation value for Wellesley Mazda is ($300,500), compared to a DCF value of ($789,030).

                 Bay State Lincoln-Mercury Liquidation Analysis

-------------------------------------------------------------------------------------------------------------
                     Assets                             March 31,         Estimated %          Estimated
                                                      2005 Balance         Realized           Liquidation
                                                        Sheet (1)                               Proceeds
--------------------------------------------------    --------------    ----------------    -----------------
Cash and Equivalents                                     ($  33,693)               100%          ($   33,693)
Accounts Receivable                                         779,645                 90%              701,681
Inventory                                                 5,021,166                 95%            4,770,108
Prepaid Expenses                                             39,712                  0%                    0
Real Estate at Market Value(2)                            6,200,000                100%            6,200,000
Other Deferred Charges                                        6,500                  0%                    0
                                                                                                 -----------
Estimated Liquidation Value of Assets                                                             11,638,095
Less: Estimated Liquidation Costs and Fees(3)                                                    (1,163,810)
Less: Prepayment Penalty and Related Costs                                                       (1,400,000)
                                                                                                 -----------

Estimated Liquidation Proceeds Available for
  Distribution                                                                                   $ 9,074,286
                                                                                                 ===========
-------------------------------------------------------------------------------------------------------------

(1)   Represents post-closing estimated balance sheet
(2)   Based on information provided by management
(3)   Duff & Phelps LLC estimate at 10% of asset liquidation value

-------------------------------------------------------------------------------------------------------------
                   Liabilities                          Amount of        Available to         Estimated %
                                                          Claim          Satisfy Claim          Recovery
--------------------------------------------------    --------------    ----------------    -----------------
Estimated Proceeds Available for Distribution                                $9,074,286

Accrued Expenses                                         $  122,137          $  122,137                 100%
Floor Plan Debt                                           5,169,025           5,169,025                 100%
Accounts Payable                                            179,242             179,242                 100%
                                                         ----------          ----------                 ----

Total Claims                                              5,470,404           5,470,404                 100%

Amount Available to Pay Long-Term Debt and Equity                            $3,603,882
                                                                             ==========
-------------------------------------------------------------------------------------------------------------

Duff & Phelps LLC's liquidation value for Bay State Lincoln-Mercury is $3.6 million, compared to a DCF value of ($1.4 million).

Brattleboro Chrysler-Jeep Liquidation Analysis

-------------------------------------------------------------------------------------------------------------
                    Assets                          March 31, 2005        Estimated %          Estimated
                                                     Balance Sheet         Realized           Liquidation
                                                          (1)                                   Proceeds
------------------------------------------------    ----------------    ----------------    -----------------
Cash and Equivalents                                     $   89,924                100%           $   89,924
Accounts Receivable                                         451,856                 90%              406,670
Inventory                                                 3,272,233                 95%            3,108,621
Prepaid Expenses                                             18,147                  0%                    0
Real Estate at Market Value(2)                            1,500,000                100%            1,500,000
Other Deferred Charges                                            0                  0%                    0
                                                                                                  ----------

Estimated Liquidation Value of Assets                                                              5,105,216

Less: Estimated Liquidation Costs and Fees(3)                                                      (510,522)

Estimated Liquidation Proceeds Available for
Distribution                                                                                      $4,594,694
                                                                                                  ==========
-------------------------------------------------------------------------------------------------------------

(1)   Represents post-closing estimated balance sheet
(2)   Based on recent purchase price of property
(3)   Duff & Phelps LLC estimate at 10% of asset liquidation value

-------------------------------------------------------------------------------------------------------------
                  Liabilities                       Amount of Claim      Available to         Estimated %
                                                                         Satisfy Claim          Recovery
------------------------------------------------    ----------------    ----------------    -----------------
Estimated Proceeds Available for Distribution                               $ 4,594,694

Accrued Expenses                                         $   69,649         $    69,649                 100%
Floor Plan Debt                                           3,312,215           3,312,215                 100%
Accounts Payable                                            103,528             103,528                 100%
                                                         ----------         -----------                 ----

Total Claims                                              3,485,392           3,485,392                 100%

Amount Available to Pay Long-Term Debt and
  Equity                                                                    $ 1,109,302
                                                                            ===========
-------------------------------------------------------------------------------------------------------------

      Duff & Phelps LLC's liquidation value for Brattleboro Chrysler-Jeep is $1.1 million, compared to a DCF value of ($159,391).

      Incorporating the higher of the net asset value from the liquidation analyses and the adjusted enterprise value from the DCF analyses for the respective dealerships in Duff & Phelps LLC's valuation of the Company's common stock results in an enterprise value of $37.9 million (including $5.4 million of capitalized operating leases).

      Hometown Equity Value

      Duff & Phelps LLC determined the value of the shares held by the Shaker Group based on its $31.2 million to $37.9 million enterprise value range for the Company. Enterprise value was then adjusted for cash, debt, and certain other assets and liabilities, based on the Company's balance sheet as of March 31, 2005, including:

      o Subtracted the $5.4 million value of the capitalized operating leases.

      o Added an estimated $1.4 million value for the Company's tax assets, which include a net operating loss and tax-deductible goodwill amortization. Duff & Phelps LLC estimated the value of these tax assets based on an analysis of the Company's ability to utilize these assets over their remaining lives.

      o Subtracted $629,443 related to working capital deficiencies from the adjusted enterprise value, and added $896,734 in excess working capital to the higher of adjusted enterprise value or net asset value.

      o Subtracted $3.6 million related to minimum dealer cash requirements from the adjusted enterprise value, and subtracted $2.4 million related to minimum dealer cash requirements from the higher of adjusted enterprise value or net asset value.

      The Company's respective automotive manufacturers (the "Manufacturers") require their dealer franchisees to maintain certain minimum levels of working capital and cash. Manufacturers determine these requirements for each auto dealership individually. Several of the Company's auto dealerships have working capital and cash deficiencies per their respective Manufacturer requirements.

      The DCF enterprise value reflects fully capitalized dealerships. To the extent that the Company's dealerships have working capital and cash deficiencies, Duff & Phelps LLC has made adjustments to the enterprise value to reflect the additional investment necessary to meet Manufacturer requirements.

      Summary details of Duff & Phelps LLC's equity value range of $1.23 to $3.64 for the Company's common stock are included in the following table.

-------------------------------------------------------------------------------------------------------------
                                                        3-Month           Adjusted       Higher of Adjusted
                                                     Average Common      Enterprise     Enterprise Value or
                                                    Stock Price (1)         Value         Net Asset Value
-------------------------------------------------- ------------------- ---------------- ---------------------
Enterprise Value (2)                                                     $ 31,204,663         $ 37,930,128

Plus: Cash                                                                  5,336,398            5,336,398
Plus: Tax Asset Value                                                       1,386,096            1,386,096
Less: Working Capital Deficiency                                             (629,443)              896,734
Less: Minimum Dealer Cash Requirement                                      (3,552,862)          (2,360,806)
Less: Value of Capitalized Operating Leases                                (5,377,219)          (5,377,219)
Less: Long-Term Debt(3)                                                   (13,998,073)         (13,998,073)
                                                                         ------------         ------------
         Aggregate Equity Value                                            14,369,559           23,813,258

Less: Management Options                                                     (307,318)            (307,318)
                                                                         ------------         ------------
         Common Equity Value                                               14,062,241           23,505,940

Common Shares Outstanding (Including A and B                                6,449,389            6,449,389
  Classes)                                                               ------------         ------------

Value Per Common Share                                   $     1.23      $       2.18         $       3.64
                                                         ==========      ============         ============

Value of Common Stock Held by the Shaker Group           $3,203,210      $  5,677,234         $  9,479,419
                                                         ==========      ============         ============
-------------------------------------------------------------------------------------------------------------

(1) Average trading price for the Class A common stock for the three month period ended May 25, 2005
(2) Enterprise Value includes $5.38 million value of capitalized operating leases
(3)   Includes mortgage debt


      Valuation Analysis of Assets and Liabilities to be Received by the Shaker Group

      Duff & Phelps LLC performed an individual valuation analysis for each of the auto dealerships to be received by the Shaker Group.

      Duff & Phelps LLC utilized a discounted cash flow ("DCF") analysis of the projected free cash flows of each auto dealership to determine the enterprise value of each on a going concern basis. Free cash flow is defined as cash that is available to either reinvest or to distribute to security holders. The projected free cash flows are discounted to the present at a ratethat reflects the relative risk associated with these cash flows as well as the rates of return which security holders could expect to realize on alternative investment opportunities. Duff & Phelps LLC discounted the resulting free cash flows and terminal value for each dealership at rates of 15.0% to 17.0%.

      The Company's management provided Duff & Phelps LLC with a budget for the fiscal year ending December 31, 2005, for each of the auto dealerships and the service center. Based on the historical performance and budget for each dealership and the service center, Duff & Phelps LLC estimated the respective auto dealerships' performance for the fiscal years ending December 31, 2006 through 2014. Beyond the projection period, Duff & Phelps LLC estimated the "continuing value" of each auto dealership and the service center by utilizing a commonly accepted perpetuity formula. This continuing value is equivalent to the present value of all cash flows after the projection period.

      The DCF enterprise values determined for each dealership (and the consolidated DCF discussed previously) reflect fully capitalized dealerships. To the extent that a dealership has working capital and cash deficiencies, Duff & Phelps LLC has made adjustments to the enterprise value to determine the adjusted enterprise value of each dealership. These adjustments reflect the additional investment necessary to meet Manufacturer requirements.

      Duff & Phelps LLC's DCF analysis results in a concluded adjusted enterprise value of $926,404 for the dealerships to be received by the Shaker Group, as summarized below.

------------------------------------------------------------------------------------------------------------
                                Enterprise     Working Capital       Cash, Net of      Adjusted Enterprise
                                Value (1)        Deficiency          Requirement              Value
----------------------------- --------------- ------------------ --------------------- ---------------------
Wellesley Mazda                 $   99,955        ($ 492,408)         ($ 396,577)             ($ 789,030)
Bay State Lincoln-Mercury           20,114          (669,091)           (715,383)             (1,364,360)
Brattleboro Chrysler-Jeep          285,383          (364,679)            (80,095)               (159,391)
Shaker Lincoln-Mercury           1,117,265            555,416           (129,777)               1,542,904
Shaker Auto Care                   417,870                  0                   0                 417,870
Family Ford                     $1,885,880        ($ 104,309)         ($ 503,159)             $ 1,278,412
                                ----------        -----------         -----------             -----------

Shaker Group Dealerships                                                                      $   926,404
                                                                                              ===========
------------------------------------------------------------------------------------------------------------

(1) Enterprise Value excludes value of capitalized operating leases

      As discussed previously, certain of the Company's dealerships are operating at a loss, and thus contributing negative value in the consolidated DCF analysis. Duff & Phelps LLC performed a liquidation analysis for these dealerships. The liquidation analysis results in net asset values that are greater than the adjusted enterprise values from the DCF analyses for Wellesley Mazda, Bay State Lincoln-Mercury, and Brattleboro Chrysler-Jeep. These dealerships are included in the assets and liabilities to be received by the Shaker Group.

      In the aggregate, the higher of adjusted enterprise value (from the DCF analysis) or net asset value (from the liquidation analysis) for the dealerships to be received by the Shaker Group is $7.7 million, as summarized in the following table:

------------------------------------------------------------------------------------------------------------
                                            Adjusted            Net Asset Value        Higher of Adjusted
                                        Enterprise Value                               Enterprise Value or
                                                                                         Net Asset Value
                                       --------------------    -------------------    ----------------------
Wellesley Mazda                          ($   789,030)               $  300,500              $  300,500
Bay State Lincoln-Mercury                  (1,364,360)                3,564,782               3,603,882
Brattleboro Chrysler-Jeep                    (159,391)                1,109,302               1,109,302
Shaker Lincoln-Mercury                       1,542,904                      N/A               1,542,904
Shaker Auto Care                               417,870                      N/A                 417,870
Family Ford                                  1,278,412                      N/A               1,278,412
                                         -------------                                       ----------

Shaker Group Dealerships                 $     926,404                                       $7,651,869
                                         =============                                       ==========
------------------------------------------------------------------------------------------------------------

      The adjusted enterprise value and the higher of adjusted enterprise value or net asset value were then adjusted for cash, debt, and certain other assets and liabilities (per the terms of the Exchange Agreement), based on the Company's balance sheet as of March 31, 2005, to derive a per share equity value range of ($0.38) to $2.02 for the assets and liabilities to be received by the Shaker Group. This analysis is summarized in the table below:

--------------------------------------------------------------------------------
                                             Adjusted             Higher of
                                         Enterprise Value          Adjusted
                                                               Enterprise Value
                                                              or Net Asset Value
                                         ------------------   ------------------

Shaker Group Dealerships                       $ 926,404           $ 7,651,869

Less: Long-Term Debt                         (6,327,757)           (6,327,757)
Less: Cash Adjustment                        (1,193,123)           (1,193,123)
Less: Receivables Adjustment                     (1,113)               (1,113)
Plus: Shaker Tax Asset Value                     485,696                     0
Plus: Inventory Adjustment                        75,672                75,672
Plus Cash Consideration                        5,050,000             5,050,000
                                               ---------             ---------

Total Value of Assets and Liabilities
  to be Received by the Shaker Group          ($ 984,220)           $ 5,255,548
                                             ===========           ===========

Shaker Group Shares                            2,604,236             2,604,236
                                               =========             =========

Value Per Common Share                          ($ 0.38)                $ 2.02
                                                ========                ======
--------------------------------------------------------------------------------

      Valuation Conclusions. Based on the preceding analysis, Duff & Phelps LLC has concluded that the value of the common stock held by the Shaker Group is between $1.23 and $3.64 per common share, or approximately $3.2 million to $9.5 million in the aggregate, and that the value of the assets and liabilities to be received by the Shaker Group is between ($0.38) and $2.02 per common share, or approximately ($1.0million) to $5.3 million in the aggregate.

      Summary Analysis. Based on the foregoing analysis, Duff & Phelps LLC concluded that, as of the date of its fairness opinion, the consideration to be received by the Company in the exchanges is fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls), without giving effect to any impact of the proposed exchanges on any particular stockholder other than in its capacity as a stockholder.

      In its review and analysis, and in arriving at its opinion, Duff & Phelps LLC assumed and relied upon the accuracy and completeness of all the financial and other information provided to it (including information furnished to it orally by the management of the Company) or publicly available, and neither attempted independently to verify, nor assumed responsibility for verifying, any of such information. Duff & Phelps LLC relied upon the assurances of the management of the Company that they were not aware of any facts that would make the information inaccurate or misleading. Furthermore, Duff & Phelps LLC did not make or obtain, or assume responsibility for making or obtaining, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor was it furnished with any such evaluations or appraisals.

      No company used in the above analyses is identical to the Company. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

      The material analyses performed by Duff & Phelps LLC have been summarized above. Nonetheless, the summary set forth above does not purport to be a complete description of the analyses performed by Duff & Phelps LLC. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. Duff & Phelps LLC did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Duff & Phelps LLC considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Duff & Phelps LLC did not place a particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as whole, supported its determination.

      In performing its analyses, Duff & Phelps LLC made numerous assumptions with respect to the Company's performance, general business and economic conditions, and other matters. The analyses performed by Duff & Phelps LLC are not necessarily indicative of future actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Duff & Phelps LLC relied on management-prepared projections of future performance for the Company and on discussions with the management of the Company. The projections were based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analyses. The opinion of Duff & Phelps LLC does not address the relative merits of the proposed exchange transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other business combination in which the Company might engage.

      The opinion of Duff & Phelps LLC to the Special Committee was one of many factors taken into consideration by the Board of Directors of the Company in making its determination to approve the proposed exchanges.

Tax Consequences of the Exchanges

      The following is a summary of United States federal income tax consequences of the First Exchange, the Second Exchange and the other transactions contemplated by the Exchange Agreement relevant to the stockholders of the Company other than the Shaker Group and the Muller Group. The discussion does not purport to consider all aspects of federal income taxation that might be relevant to the transactions. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder, and rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

      The discussion applies only to beneficial holders of Common Stock of the Company in whose hands the shares are capital assets within the meaning of Code
Section 1221, and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company or who are subject to special tax treatment under the Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and tax-exempt entities). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Common Stock of the Company who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws. Because individual circumstances may differ, each beneficial holder of Common Stock of the Company is urged to consult such beneficial holder's own tax advisor as to the particular tax consequences to such beneficial holder of the transactions, including the application and effect of state, local, foreign and other tax laws.

      The Company has obtained from BDO Seidman, LLP, its independent registered public accountants, its opinion regarding whether the First Exchange, the Second Exchange and the other transactions contemplated by the Exchange Agreement will qualify for tax-free treatment under the Code. In providing this opinion, BDO Seidman, LLP reviewed copies of documents related to such transactions and relied upon the Company's description of the transactions, as well as the representations which the Company provided to BDO Seidman, LLP in its letter dated June 1, 2005, none of which BDO Seidman, LLP considers to be unreasonable. BDO Seidman, LLP also relied on the Company's Form 10-Ks, as filed with the Securities and Exchange Commission for the periods ending December 31, 2000 through December 31, 2004. In rendering its opinion, BDO Seidman, LLP assumed, and it did not independently verify, the accuracy of the facts, the authenticity and completeness of each of the documents, and the due capacity, authorization and power of each party to execute such documents and to make such representations. If any of such facts or assumptions are inaccurate in any material respect, or the documents prove not to be authentic, the opinions provided by BDO Seidman, LLP may not be relied upon.

      Based upon and subject to the assumptions set forth in its opinion and the analysis of the relevant statutory provisions and other legal authority in effect on the date of the First Exchange, the Second Exchange, and the other transactions contemplated by the Exchange Agreement, BDO Seidman, LLP is of the opinion that, for federal income tax purposes, it is more likely than not that:

      o The First Exchange, followed by the Second Exchange, will qualify as a "reorganization" under Code Section 368(a)(1)(D). The Company and Shaker Auto Group each would be a "party to a reorganization" within the meaning of Code Section 368(b).

      o No gain or loss will be recognized by the Company on the First Exchange, pursuant to Code Section 361(a).

      o No gain or loss will be recognized by the Company on the Second Exchange, pursuant to Code Section 361(c).

      o No gain or loss will be recognized by Shaker Auto Group on the receipt of the New England Subsidiaries solely in exchange for Shaker Auto Group's voting common stock, pursuant to Code Section 1032.

      o No gain or loss will be recognized by (and no amount should otherwise be included in the income of) the Shaker Group on their receipt of voting common stock of Shaker Auto Group in the Second Exchange, pursuant to Code Section 355(a).

      o The basis of the stock of Shaker Auto Group in the hands of a member of the Shaker Group after the Second Exchange will equal, in each case, the individual's basis in the Company stock held immediately before the Second Exchange, pursuant to Code Section 358(a)(1).

      o The holding period of Shaker Auto Group stock received by a member of the Shaker Group will equal, in each case, the individual's holding period in the Company stock held immediately before the Second Exchange provided that the stock was held by such individual as a capital asset on the date of the Second Exchange, pursuant to Code Section 1223(1).

      o Earnings and profits will be allocated between the Company and Shaker Auto Group in accordance with Code Section 312(h) and Treasury Regulations Section 1.312-10(a) and Section
            1.1502-33(e)(3).

      o The states in which the Company conducts business (New Jersey, New York, Connecticut, Massachusetts, and Vermont) each incorporate the rules of Code Section 355 and Code Section 368. Accordingly, it is more likely than not that the above opinions will apply for state income tax purposes.

      The opinion of BDO Seidman, LLP does not address the tax impact to the Company or Shaker Auto Group of the Company's payment to Shaker Auto Group of $37,500 to reimburse certain out-of-pocket costs relating to the refinancing of a certain loan. See "Cost of Exchanges".

      The opinion of BDO Seidman, LLP is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

      THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON THE COMPANY, SHAKER AUTO GROUP AND THE MEMBERS OF THE SHAKER GROUP WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE EXCHANGE AGREEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A TAXPAYER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH STOCKHOLDER TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE EXCHANGES AND TO REFER TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

Accounting Treatment

      The Company will record the 2,604,236 shares of Company common stock received in the Second Exchange at fair market value on the effective date of the transaction. It will be shown as a reduction of stockholders' equity as treasury stock. The assets and liabilities being transferred under the Exchange Agreement will be recorded as a reduction of those accounts at book value. If the fair market value of Company common stock is less than the net book value of the net assets being transferred, a loss will result in the transaction. See "Pro Forma Financial Data".

      Subsequent to the effective date of the transaction, the historical operations of the New England Subsidiaries will be treated as discontinued operations for financial reporting purposes.

Termination of the Exchanges

      The Exchange Agreement can be terminated at any time before the effective date of the exchanges pursuant to an amendment to the Exchange Agreement executed by the Company, the Shaker Group and the Muller Group.

Pro Forma Financial Data

      The following pro forma balance sheet presents the financial position of the Company as if the settlement of the litigation with the Vergopias (see "The Company - Hometown Auto Retailers, Inc."), the First Exchange, the Second Exchange, and the other transactions contemplated by the Exchange Agreement had occurred as of March 31, 2005. Such pro forma information is based on the historical consolidated balance sheet data of the Company as of that date, treating the exchanges as a tax-free reorganization for accounting and financial reporting purposes. In the opinion of management, the accompanying pro forma condensed consolidated balance sheet includes all material adjustments necessary to reflect, on a pro forma basis, the effect of the above transactions on the historical consolidated balance sheet of the Company. The pro forma consolidated balance sheet is presented for informational purposes only, and is not necessarily indicative of the consolidated balance sheet of the Company that would have been reported if the transactions had been consummated on March 31, 2005, or which may be reported in the future.

Hometown Auto Retailers, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2005 (in thousands, except per share amounts)

                                 Historical                            |-----------Exchange Transactions----------|      Pro Forma
                               Consolidated       |--Litigation                                                        Consolidated
                               Balance Sheet      Settlement--|                                                        Balance Sheet
                                                  (a)        (b)         (c)         (d)          (e)         (f)
                               -------------- ----------- ---------- ------------- ----------- ------------ ---------- -------------
ASSETS
Current Assets:
Cash and cash equivalents         $ 5,336    $   (141)     $   -     $ (4,001)     $  (584)     $ 6,500   $      -       $   7,110

Accounts receivable, net            6,320           -          -       (2,900)           -            -        298           3,718

Inventories, net                   42,930      (5,890)         -      (19,408)           -            -        292          17,924

Prepaid expenses and other
  current assets                    2,209           -          -         (199)           -            -       (134)          1,876
                               ----------- ----------- ---------- ------------- ----------- ------------ ---------- ---------------
Total current assets               56,795      (6,031)                                                                      30,628
                                                               -      (26,508)        (584)       6,500        456

Property and equipment, net        13,663        (195)         -       (8,857)           -            -          -           4,611

Other assets                        3,524         (11)         -         (459)         (13)           -       (340)          2,701
                               ----------- ----------- ---------- ------------- ----------- ------------ ---------- ---------------
   Total assets                   $73,982    $ (6,237)     $   -     $(35,824)     $  (597)     $ 6,500   $    116       $  37,940
                               =========== =========== ========== ============= =========== ============ ========== ===============
LIABILITIES AND
  SHAREHOLDERS EQUITY
Current liabilities:
Floor plan notes payable          $42,573    $ (5,748)     $   -     $(18,744)     $     -      $     -   $      -       $  18,081

Accounts payable and
  accrued expenses                  5,750           -       (943)      (1,289)           -            -       (149)          3,369
Current maturities of
  long-term debt and
  capital lease obligations         5,477         (43)         -       (4,828)           -          770          -           1,376

Deferred revenue                      664           -          -         (510)           -            -          -             154
                               ----------- ----------- ---------- ------------- ----------- ------------ ---------- ---------------
Total current liabilities          54,464                                                                                   22,980
                                               (5,791)      (943)     (25,371)           -          770       (149)

Long-term debt and capital
  lease obligations                 8,521         (97)         -       (1,498)           -        5,730          -          12,656

Other long-term liabilities           839           -          -         (777)           -            -          -              62
                               ----------- ----------- ---------- ------------- ----------- ------------ ---------- ---------------
   Total liabilities               63,824      (5,888)      (943)     (27,646)           -        6,500       (149)         35,698

Commitments and contingencies
Stockholders' Equity
Common stock, Class A,
  $.001 par value, 12,000,000
  shares authorized,
  authorized, 3,870,137
  shares issued                         4           -          -            -            -            -          -               4
Common stock, Class B,
  $.001 par value, 3,760,000
  shares authorized,
  3,519,252 shares issued               3           -          -            -            -            -          -               3

Additional paid-in-capital         30,017           -          -            -            -            -          -          30,017

Accumulated deficit              (18,823)        (349)       943       (5,053)        (597)           -        265         (23,614)
Less: treasury stock,
  801,736 Class A shares
  and 2,742,500 Class B shares     (1,043)          -          -       (3,125)           -            -          -          (4,168)
                               ----------- ----------- ---------- ------------- ----------- ------------ ---------- ---------------
Total stockholders' equity         10,158        (349)       943       (8,178)        (597)           -        265           2,242
                               ----------- ----------- ---------- ------------- ----------- ------------ ---------- ---------------
   Total liabilities and
     stockholders' equity         $73,982    $ (6,237)     $   -    $ (35,824)     $  (597)     $ 6,500   $    116       $  37,940
                               =========== =========== ========== ============= =========== ============ ========== ===============

See accompanying notes to unaudited pro forma consolidated balance sheet.

Notes to Unaudited Pro forma Consolidated Balance Sheet As of March 31, 2005

(a) Reflects the assets and liabilities of Westwood Lincoln Mercury ("WLM") transferred to the Vergopias on May 11, 2005 as part of the litigation settlement agreement dated March 3, 2005, as if the transaction occurred on March 31, 2005. The net assets transferred were $349,000 and is shown as a debit to accumulated deficit.

(b) As part of the litigation settlement, the Company received 940,000 shares of Class B Common Stock. The 940,000 shares of Company stock was recorded at fair market value on March 3, 2005, the date of the executed settlement agreement, and is shown as a reduction of Stockholder's Equity as Treasury Stock of $1,043,000 in the historical balance sheet. The historical balance sheet also reflects the $1,043,000 as a liability, pending the assets and liability transfer to the Vergopias, reduced by transaction costs of $100,000. The net liability of $943,000 is reclassified to Accumulated Deficit resulting in a net gain on the recording of the transaction of $594,000. (Net proceeds of $943,000 less net assets transferred of $349,000.) The Company wrote off the goodwill associated with this franchise in 2002 and expensed a $600,000 settlement payment made in March 2005 in prior periods.

(c) Represents the assets and liabilities of the New England Subsidiaries ("NES") included in the First Exchange as if the transaction occurred on March 31, 2005. The NES begin with $5,000,000 in cash that is adjusted up or down according to the terms of the Exchange Agreement, determined by the book value of assets and liabilities as of the transaction date. At March 31, 2005, the net assets transferred exceeded the agreed upon amount resulting in net cash included in the exchange being reduced to $4,001,000. The net assets of the NES are $8,178,000 as of March 31, 2005. The amount recorded as treasury stock of $3,125,000, represents the fair market value of the 801,736 Class A and 1,802,500 Class B shares of Company Common Stock as of March 31, 2005 received in the Second Exchange.

(d) Represents the estimated transaction costs of the exchanges and the Comerica Bank loan of $662,000. The March 31, 2005 historical balance sheet reflects $78,000 of these costs incurred and is reflected in other assets. $65,000 of the transaction costs will be recorded as a financing fee and will be amortized over the life of the loan. The remaining $597,000 will be expensed and is shown as a debit to accumulated deficit.

(e) Represents the $6,500,000 in cash received from the loan from Comerica Bank and the recording of the current and long-term portions of the related loan obligation.

(f) Represents the reversal of various allowances, reserves and certain other adjustments recorded in consolidation, associated with the NES that are not included in the transaction. Also included is the expensing of certain intangible assets not included in the transaction. The result of these adjustments is an increase in retained earnings of $265,000.

      The following pro forma consolidated statements of operations present the financial position of the Company as if the settlement of the litigation with the Vergopias (see "The Company - Hometown Auto Retailers, Inc."), the First Exchange, the Second Exchange, and the other transactions contemplated by the Exchange Agreement had occurred as of January 1, 2004. Such pro forma information is based on the historical consolidated statements of operations data of the Company as of that date, treating the exchanges as a tax-free reorganization for accounting and financial reporting purposes. In the opinion of management, the accompanying pro forma condensed consolidated statements of operations includes all material adjustments necessary to reflect, on a pro forma basis, the effect of the above transactions on the historical consolidated statements of operations of the Company. The pro forma consolidated statements of operations are presented for informational purposes only, and are not necessarily indicative of the consolidated statements of operations of the Company that would have been reported if the transactions had been consummated on January 1, 2004, or which may be reported in the future. Since the transaction will be reported as discontinued operations, statements of operations for 2002 and 2003 have been presented for comparative purposes.

Hometown Auto Retailers, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2004

                                  Historical        Litigation         Exchange             Other             Pro Forma
                                Consolidated        Settlement       Transactions       Adjustments           Consolidated
                                    Income                                                                       Income
                                  Statement            (a)                (b)                                   Statement
                                --------------    --------------    ---------------    ---------------       ---------------
 Revenues                          $  265,281        $ (41,105)         $ (98,730)          $   3,957   (c)     $   129,403

 Cost of sales                        227,307          (36,633)           (83,928)          $   3,957   (c)         110,703
                                --------------    --------------    ---------------    ---------------       ---------------
    Gross profit
                                       37,974           (4,472)           (14,802)                  -                18,700

 Selling, general and
   administrative expenses             33,371           (4,101)           (13,357)               (853)  (d)          15,060
                                --------------    --------------    ---------------    ---------------       ---------------

    Income from operations              4,603             (371)            (1,445)                853                 3,640

 Interest expense, net                 (3,077)             319              1,390                (177)  (e)          (1,545)

 Other income, net                        126                -                  1                   -                  127
                                --------------    --------------    ---------------    ---------------       ---------------

 Pre-tax income                         1,652              (52)               (54)                676                 2,222

    Provision (benefit) for
      income taxes                     (2,096)               -                  -                 228  (f)           (1,868)
                                --------------    --------------    ---------------    ---------------       ---------------

 Net Income                        $    3,748        $     (52)          $    (54)            $   448           $     4,090
                                ==============    ==============    ===============    ===============       ===============

Earnings per share, basic          $     0.51                                                                   $      1.06  (g)
                                ==============                                                               ===============
Earnings per share, diluted        $     0.50                                                                   $      1.03  (g)
                                ==============                                                               ===============

Weighted average shares
  outstanding, basic                7,286,931                                                                     3,845,153  (g)

Weighted average shares
  outstanding, diluted              7,439,024                                                                     3,954,817  (g)

See accompanying notes to unaudited pro forma consolidated statements of operations.

Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 2004

(a) Reflects the operations of WLM including certain adjustments made at the corporate level for the year ended December 31, 2004.

(b) Reflects the operations of NES including certain adjustments made at the corporate level for the year ended December 31, 2004.

(c) Reflects the reversal of the elimination of intercompany sales for WLM and the NES for the year ended December 31, 2004.

(d) Reflects savings associated with: (i) a reduction in salaries, payroll taxes and employee benefits of $690,000 associated primarily with a reduction in corporate headcount, (ii) a reduction in audit, tax and consulting costs of $97,000 due to the reduction in number of dealerships, and (iii) a reduction in office costs of $66,000. The headcount reductions are permanent reductions for employees who will now be employed by the NES and those positions that will be eliminated for which those employees will be notified.

(e) Reflects additional interest expense associated with: (i) interest expense from the Comerica term loan of $369,000, (ii) less a reduction in floorplan interest expense of $263,000 due to lower interest rates from Comerica than the companies current floorplan lender and (iii) a reduction in interest income of $71,000 associated with investing excess cash in an account tied to the rate paid for floorplan interest which is lower than the rate of the company's current floorplan lender.

(f) Reflects the expected effective income tax rate of 40% times the changes in pre-tax income.

(g) Weighted average shares outstanding, basic reflects a reduction of shares outstanding due to the retiring of shares associated with the litigation settlement with the Vergopias (940,000 shares) and the Exchanges (2,604,236 shares) as if the retirement of shares took place at January 1, 2004. Weighted average shares outstanding, diluted reflects a reduction of the shares included in the basic calculation further reduced due to a forfeiture of stock options associated with the Exchanges. The earnings per share basic and diluted reflect the effect of the adjusted net income divided by the weighted average shares outstanding basic and diluted, respectively.

Hometown Auto Retailers, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2003

                               Historical        Litigation         Exchange             Other              Pro Forma
                             Consolidated        Settlement       Transactions       Adjustments           Consolidated
                                 Income                                                                       Income
                               Statement            (a)                (b)                                   Statement
                             --------------    --------------    ---------------    ---------------       ---------------
 Revenues                       $  279,777         $(39,864)         $(108,825)            $ 3,334   (c)      $  134,422

 Cost of sales                     240,030          (35,020)           (92,580)              3,334   (c)         115,764
                             --------------    --------------    ---------------    ---------------       ---------------
    Gross profit                    39,747           (4,844)           (16,245)                  -                18,658

 Selling, general and
   administrative expenses          34,840           (4,250)           (14,250)                  -                16,340
                             --------------    --------------    ---------------    ---------------       ---------------

    Income from operations           4,907             (594)            (1,995)                  -                 2,318

 Interest expense, net              (2,955)             236              1,290                   -                (1,429)
 Other income, net                     953               (9)              (942)                  -                     2
                             --------------    --------------    ---------------    ---------------       ---------------

 Pre-tax income                      2,905             (367)            (1,647)                  -                   891


    Provision (benefit) for
      income taxes                     527                -                  -                (365)  (d)             162
                             --------------    --------------    ---------------    ---------------       ---------------

 Net Income                     $    2,378         $   (367)         $  (1,647)            $   365            $      729
                             ==============    ==============    ===============    ===============       ===============

Earnings per share, basic       $     0.33                                                                    $     0.19  (e)
                             ==============                                                               ===============
Earnings per share, diluted     $     0.33                                                                    $     0.19  (e)
                             ==============                                                               ===============

Weighted average shares
  outstanding, basic             7,175,105                                                                     3,870,853  (e)
Weighted average shares
  outstanding, diluted           7,215,492                                                                     3,901,530  (e)

See accompanying notes to unaudited pro forma consolidated statements of operations.

Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 2003

(a) Reflects the operations of WLM including certain adjustments made at the corporate level for the year ended December 31, 2003.

(b) Reflects the operations of NES including certain adjustments made at the corporate level for the year ended December 31, 2003.

(c) Reflects the reversal of the elimination of intercompany sales for WLM and the NES for the year ended December 31, 2003.

(d) Reflects the expected effective income tax rate of 18.1% times the changes in pre-tax income.

(e) Weighted average shares outstanding, basic reflects a reduction of shares outstanding due to the retiring of shares associated with the litigation settlement with the Vergopias (940,000 shares) and the Exchanges (2,604,236 shares) as if the retirement of shares took place at January 1, 2003. (Actual amount of shares outstanding related to the Exchanges in 2003 was 2,364,252 shares.) Weighted average shares outstanding, diluted reflects a reduction of the shares included in the basic calculation further reduced due to a forfeiture of stock options associated with the Exchanges. The earnings per share basic and diluted reflect the effect of the adjusted net income divided by the weighted average shares outstanding basic and diluted, respectively.

Hometown Auto Retailers, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2002

                                 Historical        Litigation         Exchange             Other              Pro Forma
                               Consolidated        Settlement       Transactions       Adjustments           Consolidated
                                   Income                                                                       Income
                                 Statement            (a)                (b)                                   Statement
                               --------------    --------------    ---------------    ---------------       ---------------
 Revenues                         $  269,739        $ (35,147)         $(113,645)           $  2,789            $   123,736
                                                                                                       (c)

 Cost of sales                       231,072          (30,768)           (97,528)              2,789   (c)          105,565
                               --------------    --------------    ---------------    ---------------       ---------------
    Gross profit                      38,667           (4,379)           (16,117)                  -                 18,171
 Selling, general and
   administrative expenses            34,152           (3,990)           (14,169)                  -                 15,993
                               --------------    --------------    ---------------    ---------------       ---------------
    Income from operations             4,515             (389)            (1,948)                  -                  2,178
 Interest expense, net               (3,162)              276              1,436                   -                 (1,450)
 Other expense, net                    (106)              (40)                 5                   -                   (141)
                               --------------    --------------    ---------------    ---------------       ---------------
Income (loss) before taxes
  and cumulative effect of
  accounting change                    1,247             (153)              (507)                  -                    587

     Provision (benefit) for
       income taxes                      471                 -                 -                (249)   (d)             222
                               --------------    --------------    ---------------    ---------------       ---------------
Income (loss) before
  cumulative effect of
  accounting change                      776             (153)              (507)                249                    365
Cumulative effect of
  accounting change                  (23,708)           4,611              7,771                   -                (11,326)
                               --------------    --------------    ---------------    ---------------       ---------------
 Net income (loss)                $  (22,932)       $   4,458          $   7,264            $    249            $   (10,961)
                               ==============    ==============    ===============    ===============       ===============

Earnings (loss) per share,
  basic
Before cumulative effect of
  accounting change               $     0.10                                                                    $      0.10
Cumulative effect of
  accounting change                    (3.30)                                                                         (2.93)
                               --------------                                                               ---------------
Earnings (loss) per share,
  basic                           $    (3.20)                                                                   $     (2.83)
                               ==============                                                               ===============

Earnings (loss) per share,
  diluted
Before cumulative effect of
  accounting change               $     0.10                                                                    $      0.10
Cumulative effect of
  accounting change                    (3.30)                                                                         (2.93)
                               --------------                                                               ---------------
Earnings (loss) per share,
  diluted                         $    (3.20)                                                                   $     (2.83)
                               ==============                                                               ===============

Weighted average shares
  outstanding, basic               7,175,105                                                                      3,870,853
Weighted average shares
  outstanding, diluted             7,175,105                                                                      3,870,853

See accompanying notes to unaudited pro forma consolidated statements of operations.

Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 2002

(a) Reflects the operations of WLM including certain adjustments made at the corporate level for the year ended December 31, 2002.

(b) Reflects the operations of NES including certain adjustments made at the corporate level for the year ended December 31, 2002.

(c) Reflects the reversal of the elimination of intercompany sales for WLM and the NES for the year ended December 31, 2002.

(d) Reflects the expected effective income tax rate of 37.8% times the changes in pre-tax income.

(e) Weighted average shares outstanding, basic reflects a reduction of shares outstanding due to the retiring of shares associated with the litigation settlement with the Vergopias (940,000 shares) and the Exchanges (2,604,236 shares) as if the retirement of shares took place at January 1, 2002. (Actual amount of shares outstanding related to the Exchanges in 2003 was 2,364,252 shares.) Weighted average shares outstanding, diluted reflects a reduction of the shares included in the basic calculation further reduced due to a forfeiture of stock options associated with the Exchanges. The earnings per share basic and diluted reflect the effect of the adjusted net income divided by the weighted average shares outstanding basic and diluted, respectively.

Hometown Auto Retailers, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Three Months Ended March 31, 2005

                                     Historical       Litigation         Exchange            Other             Pro Forma
                                   Consolidated       Settlement       Transactions       Adjustments          Consolidated
                                       Income                                                                     Income
                                     Statement           (a)               (b)                                  Statement
                                  ---------------- ---------------- ------------------ -----------------     ----------------
 Revenues                              $   61,766       $  (7,147)        $  (23,043)           $   736   (c)     $   32,312

 Cost of sales                             52,460          (6,121)           (19,438)           $   736   (c)         27,637
                                  ---------------- ---------------- ------------------ -----------------     ----------------
    Gross profit
                                            9,306          (1,026)            (3,605)                 -                4,675


 Selling, general and
   administrative expenses                  8,009            (869)            (3,182)             (243)   (d)          3,715
                                  ---------------- ---------------- ------------------ -----------------     ----------------


    Income from operations                  1,297            (157)              (423)               243                  960


 Interest expense, net                      (850)               78                387              (32)   (e)          (417)

 Other income, net                              2                -                (2)                 -                    -
                                  ---------------- ---------------- ------------------ -----------------     ----------------


 Pre-tax income                               449             (79)               (38)               211                  543


    Provision for income taxes                181                -                  -                38   (f)            219
                                  ---------------- ---------------- ------------------ -----------------     ----------------

 Net Income                            $      268       $     (79)        $      (38)           $   173           $      324
                                  ================ ================ ================== =================     ================

Earnings per share, basic              $     0.04                                                                 $     0.08  (g)
                                  ================                                                           ================
Earnings per share, diluted            $     0.04                                                                 $     0.08  (g)
                                  ================                                                           ================

Weighted average shares
  outstanding, basic                    7,086,500                                                                  3,845,153  (g)
Weighted average shares
  outstanding, diluted                  7,210,990                                                                  3,941,024  (g)

See accompanying notes to unaudited pro forma consolidated statements of operations.

Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Three Months Ended March 31, 2005

(a) Reflects the operations of WLM including certain adjustments made at the corporate level for the three months ended March 31, 2005.

(b) Reflects the operations of NES including certain adjustments made at the corporate level for the three months ended March 31, 2005.

(c) Reflects the reversal of the elimination of intercompany sales for WLM and the NES for the three months ended March 31, 2005.

(d) Reflects savings associated with: (i) a reduction in salaries, payroll taxes and employee benefits of $172,000 associated primarily with a reduction in corporate headcount, (ii) a reduction in office costs of $47,000 and (iii) a reduction in audit, tax and consulting costs of $24,000 due to the reduction in number of dealerships. The headcount reductions are permanent reductions for employees who will now be employed by the NES and those positions that will be eliminated for which those employees will be notified.

(e) Reflects additional interest expense associated with: (i) interest expense from the Comerica term loan of $81,000, (ii) less a reduction in floorplan interest expense of $67,000 due to lower interest rates from Comerica than the companies current floorplan lender and (iii) a reduction in interest income of $18,000 associated with investing excess cash in an account tied to the rate paid for floorplan interest which is lower than the rate of the company's current floorplan lender.

(f) Reflects the expected effective income tax rate of 40% times the changes in pre-tax income.

(g) Weighted average shares outstanding, basic reflects a reduction of shares outstanding due to the retiring of shares associated with the litigation settlement (940,000 shares) and Exchanges (2,604,236 shares) as if the retirement of shares took place at January 1, 2004. Weighted average shares outstanding, diluted reflects a reduction of the shares included in the basic calculation further reduced due to a forfeiture of stock options associated with the Exchanges. The earnings per share basic and diluted reflect the effect of the adjusted net income divided by the weighted average shares outstanding basic and diluted, respectively.

Hometown Auto Retailers, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Three Months Ended March 31, 2004

                                     Historical       Litigation         Exchange            Other              Pro Forma
                                   Consolidated      Settlement        Transactions       Adjustments          Consolidated
                                       Income                                                                     Income
                                     Statement           (a)               (b)                                  Statement
                                  ---------------- ---------------- ------------------ -----------------     ----------------
 Revenues                              $   65,878        $(10,460)         $ (24,770)           $ 1,320   (c)     $   31,968
 Cost of sales                             56,358          (9,277)           (20,983)             1,320   (c)         27,418
                                  ---------------- ---------------- ------------------ -----------------     ----------------
    Gross profit                            9,520          (1,183)            (3,787)                 -                4,550

 Selling, general and
   administrative expenses                  8,648          (1,084)            (3,543)             (222)   (d)          3,799
                                  ---------------- ---------------- ------------------ -----------------     ----------------

    Income from operations                    872             (99)              (244)               222                  751

 Interest expense, net                      (730)               66                319              (39)   (e)          (384)
 Other expense, net                           (2)                -                (2)                 -                  (4)
                                  ---------------- ---------------- ------------------ -----------------     ----------------

 Pre-tax income                               140             (33)                 73               183                  363

    Provision for income taxes                 38                -                  -                60   (f)             98
                                  ---------------- ---------------- ------------------ -----------------     ----------------

 Net Income                            $      102         $   (33)         $       73           $   123           $     265
                                  ================ ================ ================== =================     ================

Earnings per share, basic              $     0.01                                                                 $     0.07  (g)
                                  ================                                                           ================
Earnings per share, diluted            $     0.01                                                                 $     0.07  (g)
                                  ================                                                           ================

Weighted average shares
  outstanding, basic                    7,175,105                                                                  3,845,153  (g)
Weighted average shares
  outstanding, diluted                  7,471,259                                                                  4,042,194  (g)

See accompanying notes to unaudited pro forma consolidated statements of operations.

Notes to Unaudited Pro Forma Consolidated Statements of Operations For the Three Months Ended March 31, 2004

(a) Reflects the operations of WLM including certain adjustments made at the corporate level for the three months ended March 31, 2004.

(b) Reflects the operations of NES including certain adjustments made at the corporate level for the three months ended March 31, 2004.

(c) Reflects the reversal of the elimination of intercompany sales for WLM and the NES for the three months ended March 31, 2004.

(d) Reflects savings associated with: (i) a reduction in salaries, payroll taxes and employee benefits of $180,000 associated primarily with a reduction in corporate headcount, (ii) a reduction in office costs of $18,000 and (iii) a reduction in audit, tax and consulting costs of $24,000 due to the reduction in number of dealerships. The headcount reductions are permanent reductions for employees who will now be employed by the NES and those positions that will be eliminated for which those employees will be notified.

(e) Reflects additional interest expense associated with: (i) interest expense from the Comerica term loan of $92,000, (ii) less a reduction in floorplan interest expense of $70,000 due to lower interest rates from Comerica than the companies current floorplan lender and (iii) a reduction in interest income of $17,000 associated with investing excess cash in an account tied to the rate paid for floorplan interest which is lower than the rate of the company's current floorplan lender.

(f) Reflects the expected effective income tax rate of 27% times the changes in pre-tax income.

(g) Weighted average shares outstanding, basic reflects a reduction of shares outstanding due to the retiring of shares associated with the litigation settlement (940,000 shares) and Exchanges (2,604,236 shares) as if the retirement of shares took place at January 1, 2004. Weighted average shares outstanding, diluted reflects a reduction of the shares included in the basic calculation further reduced due to a forfeiture of stock options associated with the Exchanges. The earnings per share basic and diluted reflect the effect of the adjusted net income divided by the weighted average shares outstanding basic and diluted, respectively.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      The Company's directors and executive officers collectively beneficially own 1,098,517 shares of Class A Common Stock and 1,555,068 shares of Class B Common Stock. Upon the consummation of the Second Exchange described in this Information Statement, the Shaker Group will beneficially own all of the outstanding stock of Shaker Auto Group and the New England Subsidiaries, and will no longer have any interest in the Company. In addition, the Muller Group will be the controlling stockholders of the Company, and the Company and the Muller Group will no longer have any beneficial interest in Shaker Auto Group or any of the New England Subsidiaries.

      It is anticipated that the current directors and executive officers of the Company who are members of the Shaker Group will cease to be directors or executive officers of the Company following the consummation of the transactions.

      Except as stated above, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the transactions described herein which is not shared by all other stockholders pro rata, and in accordance with their respective interests.

                              NO DISSENTERS' RIGHTS

      Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the First Exchange, the Second Exchange or the other transactions contemplated by the Exchange Agreement and described in this Information Statement.

                                COST OF EXCHANGES

      The Exchange Agreement provides that each party to the agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of the transactions contemplated by the agreement, including all fees and expenses of agents, representatives, counsel, and accountants. However, the Company will reimburse Shaker Auto Group for up to $37,500 of the out-of-pocket costs of Shaker Auto Group relating to the refinancing of a certain loan if the refinancing results in a reduction in certain fees payable by the Company in connection with the refinancing.

      The Company will pay all of the costs and expenses associated with the preparation and mailing of this Information Statement. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company's Common Stock.

                              STOCKHOLDER PROPOSALS

      The Company's Board of Directors has not yet determined the date on which the 2005 annual meeting of stockholders will be held. Stockholder proposals intended to be presented at the Company's 2005 annual meeting had to be received by the Company for inclusion in the Company's proxy statement relating to that meeting no later than March 15, 2005. The deadline for submitting stockholder proposals intended to be presented at the Company's 2006 annual meeting will be indicated in the proxy statement for the Company's 2005 annual meeting. Any stockholder proposals should be addressed to Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc. 1309 South Main Street, Waterbury, CT 06706.

                   FORWARD-LOOKING STATEMENTS AND INFORMATION

      This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify the forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

      The forward-looking statements are based on management's current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that the Company cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

      You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

              WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

      The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the SEC (File No. 000-24669) under the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference in this Information Statement: (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 24, 2005; (b) the Company's quarterly report on Form 10-Q for the period year ended March 31, 2005 filed with the SEC on May 16, 2005; and
(c) the Company's periodic report on Form 8-K filed with the SEC on June 2, 2005.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended, on the date of or subsequent to the date of this Information Statement and prior to the consummation of the transactions contemplated by the Exchange Agreement shall be deemed to be incorporated by reference in this Information Statement.

      Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Information Statement.

      The Company will provide without charge to each person to whom a copy of this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference and not delivered herewith (other than exhibits to such documents which are not specifically incorporated by reference into the text of such documents). This Information Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request directed to Charles F. Schwartz, Chief Financial Officer and Secretary, Hometown Auto Retailers, Inc. 1309 South Main Street, Waterbury, Connecticut 06706 (203) 756-1300.


                                       By order of the Board of Directors:


                                       Corey E. Shaker
                                       President and Chief Executive Officer

                                   APPENDIX A

                               EXCHANGE AGREEMENT

      This EXCHANGE AGREEMENT ("Agreement") is made and entered into as of the 2nd day of June, 2005, by and among HOMETOWN AUTO RETAILERS, INC. (the "Company"), a Delaware corporation with an office and place of business at 1309 South Main Street, Waterbury, Connecticut 06706; ERR ENTERPRISES, INC., ("ERR"), FAMILY FORD, INC. ("Family Ford"), SHAKER'S, INC. ("Shaker's"), SHAKER'S LINCOLN/MERCURY AUTO CARE, INC. ("Shaker's Lincoln/Mercury"), HOMETOWN BRATTLEBORO, INC. ("Hometown Brattleboro"), HOMETOWN AUTO FRAMINGHAM, INC. ("Hometown Framingham") BAY STATE REALTY HOLDINGS, INC. ("Bay State") and BRATTLEBORO REALTY HOLDINGS, INC. ("Brattleboro") (collectively the "New England Subsidiaries"), and the INDIVIDUALS LISTED ON EXHIBIT A attached hereto who are shareholders of Hometown and who are members of the Shaker family (the "Shaker Group").

      WHEREAS, the Company sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts, and provides related financing, insurance and service contracts through franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont which sell American and Asian automotive brands, including Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota and Chevrolet; and

      WHEREAS, the Company desires to transfer its business operations and real estate holdings located in the States of Connecticut, Massachusetts and Vermont, and to simultaneously assign the franchises relating to those business operations and real estate holdings, to the Shaker Group in exchange for all of their outstanding shares of common stock of the Company; and

      WHEREAS, the Company shall establish a Connecticut corporation called Shaker Auto Group, Inc. ("Shaker Auto Group") and shall transfer all of the shares of stock of the New England Subsidiaries, plus cash (in the amount determined herein) to Shaker Auto Group in exchange for all of the outstanding shares of common stock of Shaker Auto Group, and immediately thereafter the Company shall transfer all of the outstanding shares of common stock of Shaker Auto Group to the Shaker Group in exchange for all of their shares of common stock of the Company, subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the representations, warranties and mutual promises contained herein, the parties agree as follows:

      1. DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Assumed Liabilities" -- present obligations of the Company that Shaker Auto Group will assume and take assignment. Such obligations are more particularly set forth on the Balance Sheet described in Section 2.4. Shaker Auto Group shall not assume any obligation not identified on the Balance Sheet.

"Balance Sheet" - statement of financial position listing assets owned and liabilities owed as of a specific date, as described in Section 2.4.

"Best Efforts"-- the efforts that a prudent Person desiring to achieve a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Breach"-- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Chevrolet" -- General Motors Corporation Chevrolet Division.

"Chrysler/Dodge/Jeep" - DaimlerChrysler.

"Closing" -- as defined in Section 2.3

"Closing Date"-- the date and time as of which the Closing actually takes place.

"Contemplated Transactions"-- all of the transactions contemplated by this Agreement, including:

      (a) the formation of Shaker Auto Group;

      (b) the exchanges, transfers and adjustments as provided in Section 2.1 and Section 2.2; and

      (c) the performance by the Company and the Shaker Group of their respective covenants and obligations under this Agreement.

"Contract"-- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Ford" -- Ford Motor Company

"Franchises" - (a) the Ford franchise operated through ERR and its subsidiary, Family Ford; (b) the Lincoln/Mercury franchise operated through ERR and its subsidiary, Shaker's, Inc.; (c) the Auto Care franchise operated through ERR and its subsidiary, Shaker's Lincoln/Mercury; (d) the Chrysler/Dodge/Jeep franchise operated through Hometown Brattleboro; and (e) the Lincoln/Mercury and Mazda franchises operated through Hometown Framingham (collectively referred to as the "Franchises").

"GAAP"-- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Company's Balance Sheet was prepared.

"Legal Requirement"-- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Lincoln/Mercury" - Ford Motor Company Lincoln Mercury Division.

"Mazda" - Mazda Motor of America, Inc.

"Order"-- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator.

"Organizational Documents"-- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

"Person"-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

"Proceeding"-- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

"Securities Exchange Act"-- the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Transferred Assets" -- The assets which the New England Subsidiaries must own at the time of the transfer of all of their shares of outstanding stock to Shaker Auto Group. Such assets are more particularly set forth in Section 2.1.2. The New England Subsidiaries shall not own any assets not identified in said
Section 2.1.2.

"Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threatened"-- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

"Toyota" - Toyota Motor Sales USA, Inc.

"Working Capital" -- the amount of working capital of Shaker Auto Group as of the date of Closing shall be the amount calculated by adding the amount of cash plus Accounts Receivable plus New Motor Vehicles plus Rental Cars, plus Used Motor Vehicles plus Parts and Accessories Inventory plus prepaid expenses plus deposits, and then reducing that amount by floorplan notes payable, debt related to Rental Cars, accounts payable and accrued expenses.


      2. EXCHANGES; CLOSING

            2.1   Transfer of New England Subsidiaries to Shaker Auto Group

                  2.1.1 Exchange of Stock. Subject to the terms and conditions of this Agreement, on or prior to the Closing Date: (a) the Company shall, assign, transfer, convey and deliver to Shaker Auto Group all of the Company's right, title and interest in and to all of the outstanding shares of stock of the New England Subsidiaries; and (b) the Company shall cause Shaker Auto Group to transfer to the Company 2,604,236 shares of common stock of Shaker Auto Group (representing all of the outstanding shares of common stock of Shaker Auto Group).

                  In addition, subject to the terms and conditions of this Agreement, on or prior to the Closing Date: (a) the Company shall cause Shaker Auto Group to assign, transfer, convey and deliver to Hometown Brattleboro all of Shaker Auto Group's right, title and interest in and to all of the outstanding shares of stock of Brattleboro; (b) the Company shall cause Shaker Auto Group to assign, transfer, convey and deliver to Hometown Framingham all of Shaker Auto Group's right, title and interest in and to all of the outstanding shares of stock of Bay State; (c) the Company shall, assign, transfer, convey and deliver to Hometown Newburgh, Inc. all of the Company's right, title and interest in and to all of the outstanding shares of stock of Newburgh Realty Holding Co., Inc.; (d) the Company shall, assign, transfer, convey and deliver to Hometown Newburgh, Inc. all of the Company's right, title and interest in and to all of the outstanding shares of stock of Hometown New Windsor, Inc.; and (e) the Company shall, assign, transfer, convey and deliver to Muller Chevrolet, Oldsmobile, Isuzu, Inc. all of the Company's right, title and interest in and to all of the outstanding shares of stock of Morristown Auto Sales, Inc.

                  2.1.2 Transferred Assets. On the Closing Date, the New England Subsidiaries shall possess the full right, title and interest in and to all of the following assets which are used by the New England Subsidiaries in conducting their business operations, free and clear of all liens and encumbrances; provided, however, that such assets shall remain subject to any liabilities to which the New England Subsidiaries are already subject, and to any liabilities which will be assumed by the New England Subsidiaries pursuant to Section 2.1.6 (collectively, the "Transferred Assets"):

                  (a) Franchises. All of the Franchises.

                  (b) Furniture, Fixtures and Equipment. All machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, factory brand signs, factory brand special tools, lifts, compressors and front end alignment equipment, the computer system used by the New England Subsidiaries (or by the Company with regard to the operations of the New England Subsidiaries) to record its accounts payable, accounts receivable and general ledger, the telephone system and any other fixed assets owned by the New England Subsidiaries (or by the Company with regard to the operations of the New England Subsidiaries) (the "Furniture, Fixtures and Equipment") (as reflected on the Balance Sheet described in Section 2.4).

                  (c) Intangible Assets; Books and Records. True and complete copies of all of the New England Subsidiaries' business records, technical data, asset ledgers, customer lists and records, supplier records, telephone numbers, computer programs, correspondence and other files of the New England Subsidiaries created or maintained in connection with their business, the Franchises and the Transferred Assets (including information in the Company's computer database in such electronic format as will allow Shaker Auto Group to adapt such information for use in Shaker Auto Group's computer system).

                  (d) New Motor Vehicles. Upon Shaker Auto Group's floor plan lender paying off the Company's floor plan lender, the Company shall transfer to Shaker Auto Group or its lender all "New Motor Vehicles," which shall be defined to mean all model Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury and Mazda motor vehicles owned by each of the New England Subsidiaries (or by the Company with regard to the operations of the New England Subsidiaries).

                  (e) Rental Cars. The Company shall transfer to Shaker Auto Group all "Rental Cars" used in the business operations of Shaker Auto Group and the New England Subsidiaries, subject to any debt related to the "Rental Cars" that is on the books of the Company, the New England Subsidiaries or any of the Company's other affiliates.

                  (f) Used Motor Vehicles. All of the New England Subsidiaries' inventory of "Used Motor Vehicles", which shall be defined to mean any used motor vehicles belonging to the New England Subsidiaries and held by the New England Subsidiaries for resale and which shall have an aggregate cost basis value of not more than Five Hundred Thousand ($500,000.00) Dollars in excess of the floor plan amount at the time of Closing. The value of any inventory of Used Motor Vehicles transferred that is in excess of Five Hundred Thousand ($500,000.00) Dollars shall result in a deduction from the payment to be made under Section 2.1.3 by the amount of such excess. The value of any inventory of Used Motor Vehicles transferred that is less than Five Hundred Thousand ($500,000.00) Dollars shall result in an increase in the payment to be made under Section 2.1.3 by the amount of such deficiency.

                  (g) Parts and Accessories. All of the New England Subsidiaries' inventory of parts and accessories, which is defined to mean any Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda parts and accessories, including parts and accessories purchased from any of their authorized manufacturers and/or third-party distributors (collectively, the "Parts and Accessories Inventory"). The Parts and Accessories Inventory shall have a cost basis value of not less than Five Hundred and Fifteen Thousand ($515,000.00) Dollars. If the value of the Parts and Accessories Inventory (as reflected on the Balance Sheet described in Section 2.4) is in excess of Five Hundred and Fifteen Thousand ($515,000.00) Dollars, the excess shall be deducted from the payment to be made under Section 2.1.3. If the value of the Parts and Accessories Inventory (as reflected on the Balance Sheet described in Section 2.4) is less than Five Hundred and Fifteen Thousand ($515,000.00) Dollars, the deficiency shall be added to the payment to be made under Section 2.1.3.

                  (h) Accounts Receivable. All of the New England Subsidiaries' Accounts Receivable, which is defined to mean all claims, accounts, notes and loans receivable and any other rights to receive money for payment for goods sold or leased or services rendered, or otherwise, including without limitation all accounts, accounts receivable, contract rights, chattel paper and instruments; provided, however, that any holdback monies not collected by the New England Subsidiaries from the manufacturers at the time of the Closing shall be excluded from Accounts Receivable. The Accounts Receivable shall have a value of not less than the amount of the accounts payable and accrued expenses assumed by Shaker Auto Group under
      Section 2.1.6. If the value of the Accounts Receivable (as reflected on the Balance Sheet described in Section 2.4) is greater than the amount of the accounts payable and accrued expenses assumed by Shaker Auto Group under Section 2.1.6, the excess will be deducted from the payment to be made under Section 2.1.3. If the value of the Accounts Receivable (as reflected on the Balance Sheet described in Section 2.4) is less than the amount of the accounts payable and accrued expenses assumed by Shaker Auto Group under Section 2.1.6, such deficiency shall be added to the payment to be made under Section 2.1.3.

                  (i) Trade Names, Internet Access and Telephone Numbers. All right, title and interest of the Company in and to the names of the New England Subsidiaries, together with any trade name, service mark, domain name, software (including but not limited to any internet website computer program with necessary code, passwords and documentation to access e-mail and links to and from the business of any of the New England Subsidiaries, or to or from Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda), and the telephone numbers of the businesses of the New England Subsidiaries, so that Shaker Auto Group can continue the operations of the businesses of the New England Subsidiaries without delay or interruption.

                  2.1.3 Cash Payment to Shaker Auto Group. Immediately prior to the exchange of stock described in Section 2.1.1, the Company shall transfer to Shaker Auto Group in exchange for the stock of Shaker Auto Group the sum of Five Million ($5,000,000.00) Dollars by bank or certified check or by wire transfer as directed by Shaker Auto Group for the purposes provided in Section 5.3, subject, however, to adjustment as described in Section 2.1.2(f), Section 2.1.2(g) and Section 2.1.2(h).

                  2.1.4 Allowances and Credits The parties agree as follows with respect to all New Motor Vehicles and Rental Cars to be transferred to Shaker Auto Group hereunder (collectively the "Motor Vehicle Inventory"):

                  (a) As to the transferred Motor Vehicle Inventory relating to the operations of the New England Subsidiaries and invoiced by Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda to the New England Subsidiaries (or the Company with regard to the operations of the New England Subsidiaries) on or before Closing, the Company does hereby assign to Shaker Auto Group the value of any holdbacks (whether paid to the Company or otherwise) as reflected on the dealer invoice. The parties agree to remit to each other promptly any such sum due to the other, which payment was made in error by Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda and not already paid to the other.

                  (b) As to transferred Motor Vehicle Inventory invoiced by Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda to the New England Subsidiaries (or the Company with regard to the operations of the New England Subsidiaries) on or before Closing, the Company does hereby assign to Shaker Auto Group any pre-delivery credit and/or allowances pertaining to such vehicles (as reflected on the Balance Sheet described in Section 2.4). The parties agree to remit to each other promptly any such sum due to the other, which payment was made in error by Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda and not already paid to the other.

                  (c) The parties agree to remit to each other promptly any other sums that may be due to the other, which payment was made in error by Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury or Mazda and not already paid to the other.

                  2.1.5 Excluded Assets Notwithstanding anything herein to the contrary, the assets of the New England Subsidiaries as of the Closing Date shall exclude all assets not described in Section 2.1.2, Section 2.1.3 and
Section 2.1.4. If any assets that are not described in Section 2.1.2, Section
2.1.3 or Section 2.1.4 are owned by the New England Subsidiaries prior to the Closing Date, the New England Subsidiaries do hereby transfer, assign and convey such assets to the Company (or to any assignee of the Company).

                  2.1.6 Assumed Liabilities. As of the Closing Date, the New England Subsidiaries or Shaker Auto Group shall assume and agree to pay, discharge or arrange to discharge and perform when lawfully due, all of the obligations, duties and liabilities that relate to the business of the New England Subsidiaries (as reflected on the Balance Sheet described in Section 2.4), including but not limited to: (a) the debt related to the Rental Cars, as described in Section 2.1.2(e); (b) that portion of the debt owed to The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC) referred to in the letter dated April 25, 2005 and identified as loan number 815010 as evidenced by a promissory note from Bay State Realty Holdings, Inc. dated April 16, 1999 in the original principal amount of $5,800,000.00; (c) the debt owed to Merchants Bank as evidenced by a promissory note from Brattleboro Realty Holdings, Inc. dated June 10, 2004 in the original principal amount of $1,050,000.00; (d) the debt owed to Ford Motor Company Credit in connection with floor plan financing; (e) the debt owed to Ford Motor Company Credit that is financing certain Daewoo Motor Co., Ltd. vehicles; (f) the debt owed to Bank of America, N.A., as evidenced by a promissory note from Shaker's Inc. dated December 23, 2004 in the original principal amount of $225,000.00; and (g) the debt owed to Consenzi Automotive Realty Limited Partnership, as evidenced by a promissory note from Brattleboro Realty Holdings, Inc. dated June 10, 2004 in the original principal amount of $300,000.00. The Company shall have no liability or obligation with respect to any obligations, duties and liabilities assumed by the New England Subsidiaries or Shaker Auto Group pursuant to this Section 2.1.6.

                  The Shaker Group shall execute such documents as are necessary to release the Company from any obligations relating to the real property leased by the New England Subsidiaries and identified on Exhibit B and to enter into lease agreements for such properties with Shaker Auto Group or the New England Subsidiaries.

                  2.1.7 Excluded Liabilities. Except as set forth in Section 2.1.6, the parties expressly agree that Shaker Auto Group and the New England Subsidiaries shall not assume, agree to pay, perform, discharge or otherwise have any responsibility for any liability or obligation of the Company, fixed or contingent, and whether arising or to be performed prior to, on or after the Closing Date, that does not relate to the business of the New England Subsidiaries. Unless otherwise set forth herein and without limiting the generality of the foregoing, Shaker Auto Group and the New England Subsidiaries do not assume, and the Company shall pay, perform and discharge the following liabilities and obligations:

                  (a) All liabilities and obligations of the Company for taxes, assessments, interest or penalties thereon, and other similar governmental charges arising out of or related to the Company's operation of its business prior to the Closing Date; and

                  (b) All other liabilities and obligations of the Company, other than the Assumed Liabilities.

            2.2 Exchange of Stock of Shaker Auto Group for Stock of the Shaker Group.

            Subject to the terms and conditions of this Agreement, immediately following the exchange described in Section 2.1, the Company shall assign, transfer, convey and deliver to the Shaker Group all of the Company's right, title and interest in and to all of the outstanding shares of stock of Shaker Auto Group, and the Shaker Group shall transfer to the Company all of the outstanding shares of common stock of the Company which they own (representing 801,736 shares of Class A common stock of the Company and 1,802,500 shares of Class B common stock of the Company). The shares of common stock of Shaker Auto Group shall be transferred to each member of the Shaker Group in the amount set forth in Exhibit A.

            2.3   Closing

            The Closing will take place at the offices of the Company or at such other location as shall be mutually agreeable to the parties hereto. The closing shall take place no later than fourteen (14) days after the satisfaction or waiver of all of the conditions set forth in Section 6 and Section 7 of this Agreement, provided that all material authorizations, consents, approvals, waivers and releases necessary for the Company to consummate the transactions contemplated hereby shall have been obtained, including, without limitation, the obtaining of shareholder and director approvals pursuant to the requirements of the Delaware General Corporation Law and applicable provisions of the Securities Exchange Act, as amended.

            2.4   Balance Sheet

            As of a date prior to the Closing Date, the Company shall cause to be prepared a statement of financial position listing the assets owned and the liabilities owed of Shaker Auto Group and the New England Subsidiaries, determined as if such entities were the only members of a controlled group of corporations on such date and excluding therefrom the assets owned and the liabilities owed of the Company not attributable to Shaker Auto Group and the New England Subsidiaries (the "Interim Balance Sheet"). The Interim Balance Sheet shall fairly present, in all material respects, the assets and liabilities of Shaker Auto Group and the New England Subsidiaries as at the date thereof.

            Within sixty (60) days following the Closing Date, the Company and the Shaker Group shall jointly perform such reasonable "true-up" procedures to the Interim Balance Sheet as they may reasonably agree to prior to the Closing Date to establish the financial position of Shaker Auto Group and the New England Subsidiaries as of the Closing Date. Such procedures shall take into account, among other things: (a) information made available to the Company and the Shaker Group after the Closing Date regarding inventory in transit or located at seller locations as of the Closing Date; (b) the payment of invoices by Shaker Auto Group and the New England Subsidiaries through to and including the Closing Date; and (c) the quantification of the sale and purchase of inventory through to and including the Closing Date. As a result of such "true-up" procedures, the Company and the Shaker Group shall cause to be prepared a final statement of financial position listing the assets owned and the liabilities owed of Shaker Auto Group and the New England Subsidiaries as of the Closing Date (the "Final Balance Sheet"). The Final Balance Sheet shall be deemed to be the Balance Sheet for all purposes of this Agreement, including but not limited to making the adjustments required by Section 2.1.2(f), Section 2.1.2(g) and Section 2.1.2(h).

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Shaker Group as follows:

            3.1   Organization and Good Standing

            The Company and the New England Subsidiaries are each corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions, with full corporate power and authority to own, operate and/or lease the Transferred Assets and to conduct their businesses as they are now being conducted and to perform all their obligations under this Agreement.

            3.2   Authority

            This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the execution and delivery by the Company of the documents identified in
Section 8.1 (collectively, the "Company's Closing Documents"), the Company's Closing Documents will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Company's Closing Documents and to perform its obligations under this Agreement and the Company's Closing Documents.

            Additionally, neither the execution and delivery of this Agreement by the Company nor the consummation or performance of any of the Contemplated Transactions by the Company will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

            (i)   any provision of the Company's Organizational Documents;

            (ii) any resolution adopted by the board of directors or the stockholders of the Company;

            (iii) any Legal Requirement or Order to which the Company may be subject; or

            (iv) any Contract to which the Company is a party or by which the Company may be bound.

            The Company is not and will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for the consent and approval of Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota, Chevrolet, The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC), Merchants Bank, Ford Motor Company Credit, Comerica Bank, Bank of America, N.A. and Consenzi Automotive Realty Limited Partnership. Except as set forth herein, no consent, authorization or approval of, or filing with or exemption by any governmental, corporate, public or self-regulatory body or authority or any other person is required in connection with the execution and delivery by the Company of this Agreement or any ancillary agreements, or the consummation by the Company of any of the Contemplated Transactions.

            3.3   Title to Assets; Encumbrances

            The Company has good and marketable title to all of the Transferred Assets and owns such assets, free and clear of any Liens or other encumbrances and any rights of third parties, other than: (a) the floor plan financing on the Company's New Motor Vehicles; (b) the debt related to the Rental Cars; (c) the debt owed to The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC); (d) the debt owed to Merchants Bank; (e) the debt owed to Ford Motor Company Credit in connection with floor plan financing; (f) the debt owed Ford Motor Company Credit that is financing certain Daewoo Motor Co., Ltd. vehicles; (g) the debt owed to Bank of America, N.A.; (h) the debt owed to Consenzi Automotive Realty Limited Partnership; and
(i) any other Assumed Liabilities. "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of an agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with a mortgage, pledge, security interest, encumbrance, lien or charge).

            3.4   Taxes

            (a) There are no, and by reason of the consummation of the transactions contemplated hereby, there will be no, tax liabilities of the Company which could result in any transferee liability to Shaker Auto Group, the New England Subsidiaries or the Shaker Group, or which could attach to the Transferred Assets.

            As used in this Agreement, "tax" or "taxes" shall mean taxes of any kind payable to any taxing authority of the United States (Federal, state or local) or any country or jurisdiction including, without limitation: (a) income, gross receipts, ad valorem, value added, sales, use, service, franchise, profits, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes; (b) customs duties, imports, charges, levies or other assessments of any kind; (c) interest, penalties, and addition to tax imposed with respect to the above taxes; and (d) any damages, costs, expenses, fees or other liabilities arising from such tax or taxes.

            (b) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet described in Section 2.4. All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

            3.5   No Material Adverse Change

            Since the date of the Company's balance sheet dated March 31, 2005, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (excluding the business, operations, properties, prospects, assets or condition of the New England Subsidiaries), and no event has occurred or circumstance exists that may result in such a material adverse change.

            3.6   Legal Proceedings

            There is no action, suit, Proceeding, arbitration, claim, investigation or inquiry ("Litigation") the purpose of which is to prevent the consummation of the transactions contemplated by this Agreement that is ongoing, pending or, to the best of the Company's knowledge, Threatened, before or by any foreign or United States Federal, state, municipal or other governmental, administrative or self-regulatory instrumentality or agency (or any private arbitration tribunal).

            The Company has not received notice of any Order, judgment or decree of any court, tribunal, agency or self-regulatory body enjoining the Company from taking (or requiring the Company to take) action of any kind, or to which the Company is bound (excluding any Order, judgment or decree relating to the business, operations, properties, prospects, assets or condition of the New England Subsidiaries).

            3.7   Employee Benefit Plans, etc.

            The Company shall assist Shaker Auto Group in establishing benefit plans for the employees of the New England Subsidiaries following the Closing Date that are comparable to the benefit plans maintained by the Company.

            3.8   Easycare Service Warranties

            Shaker Auto Group and the New England Subsidiaries shall continue to service Easycare Service Warranties until such time as the current advance on such warranties has been repaid. Any revenues from Easycare Service Warranties sold after the Closing Date, as well as any retroactive premiums paid, will be allocated to Shaker Auto Group to the extent it is sold at one of the New England Subsidiaries, and to the Company to the extent it is sold at the retained dealerships of the Company.

      4. REPRESENTATIONS AND WARRANTIES OF SHAKER GROUP

      The Shaker Group represents and warrants to the Company as follows:

            4.1   Authority

            This Agreement constitutes the legal, valid, and binding obligation of the Shaker Group, enforceable against the Shaker Group in accordance with its terms. Upon the execution and delivery by the Shaker Group of the documents identified in Section 8.2 (collectively, the "Shaker Group's Closing Documents") the Shaker Group's Closing Documents will constitute the legal, valid, and binding obligations of the Shaker Group, enforceable against the Shaker Group in accordance with their respective terms. The Shaker Group has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Shaker Group's Closing Documents and to perform their obligations under this Agreement and the Shaker Group's Closing Documents.

            Additionally, neither the execution and delivery of this Agreement by the Shaker Group nor the consummation or performance of any of the Contemplated Transactions by the Shaker Group will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

            (i) any Legal Requirement or Order to which the Shaker Group may be subject; or

            (ii) any Contract to which the Shaker Group is a party or by which the Shaker Group may be bound.

            The Shaker Group is not and will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for the consent and approval of Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota, Chevrolet, The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC), Merchants Bank, Ford Motor Company Credit, Comerica Bank, Bank of America, N.A. and Consenzi Automotive Realty Limited Partnership. Except as set forth herein, no consent, authorization or approval of, or filing with or exemption by any governmental, corporate, public or self-regulatory body or authority or any other person is required in connection with the execution and delivery by the Shaker Group of this Agreement or any ancillary agreements, or the consummation by the Shaker Group of any of the Contemplated Transactions.

            4.2   Legal Proceedings

            There is no action, suit, Proceeding, arbitration, claim, investigation or inquiry ("Litigation") the purpose of which is to prevent the consummation of the transactions contemplated by this Agreement that is ongoing, pending or, to the best of the Shaker Group's knowledge, Threatened, before or by any foreign or United States Federal, state, municipal or other governmental, administrative or self-regulatory instrumentality or agency (or any private arbitration tribunal).

            The Shaker Group has not received notice of any Order, judgment or decree of any court, tribunal, agency or self-regulatory body enjoining the Shaker Group from taking (or requiring the Shaker Group to take) action of any kind, or to which the Shaker Group is bound, relating to the business, operations, properties, prospects, assets or condition of the New England Subsidiaries.

      5. CERTAIN AGREEMENTS AND CERTAIN PRE- AND POST-CLOSING COVENANTS OF THE PARTIES

            5.1   Operation of the Business of the Company

            Between the date of this Agreement and the Closing Date, each party to this Agreement shall use its reasonable Best Efforts to ensure that the Company conducts its business only in the ordinary course, and shall use its reasonable Best Efforts to preserve intact the business of the Company.

            5.2   Access to Business

            Between the date of this Agreement and the Closing Date, each party shall afford the other parties and the other parties' accountants, counsel, consultants and other representatives reasonable access to the party's premises and to all of its books, contracts, commitments, records, and personnel, to the extent required by the other parties' lending institutions.

            5.3   Plan of Reorganization

            The parties hereto intend that the transactions contemplated by this Agreement constitute a reorganization under Section 355 and Section 368 of the Internal Revenue Code of 1986, as amended, and that this Agreement constitute a plan of reorganization within the meaning of such provisions. The transactions contemplated by this Agreement are an ordinary and necessary incident of the conduct of the Company's corporate enterprise.

            The primary purpose of the cash payment to Shaker Auto Group required by Section 2.1.3 is: (a) to equalize the value of the Shaker Group's stock interest in the Company with the value of the stock of Shaker Auto Group that the Shaker Group is to receive in the transactions; and (b) to provide Shaker Auto Group with necessary working capital.


      6. CONDITIONS PRECEDENT TO THE SHAKER GROUP'S OBLIGATION TO CLOSE

      The Shaker Group's obligation to acquire Shaker Auto Group and the New England Subsidiaries in exchange for its shares of common stock of the Company, and to take the other actions required to be taken by the Shaker Group at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Shaker Group, in whole or in part):

            6.1 Representations and Warranties True as of the Closing Date.

            The representations and warranties made by the Company in this Agreement, or in any schedule, certificate or document delivered by the Company to the Shaker Group pursuant to the provisions hereof, shall have been true in all material respects on the date hereof, without regard to any schedule updates furnished by the Company after the date hereof, and shall be true and correct in all material aspects on and as of the Closing Date with the same force and effect as though such representations and warranties were made as of the Closing Date.

            6.2   Compliance with this Agreement.

            The Company shall have performed and complied with in all material respects all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by it prior to or by the Closing Date.

            6.3   Compliance with the Securities Laws.

            The Company, with the cooperation of the Shaker Group, shall have filed an information statement with the Securities and Exchange Commission (the "SEC"), and the Company and the Shaker Group shall have taken such other actions as are necessary under the Federal and state securities laws to permit the consummation of the transactions contemplated by this Agreement.

            6.4   No Threatened or Pending Litigation.

            On the Closing Date, no suit, action or other Proceeding, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated by this Agreement, and no investigation that might result in any such suit, action or Proceeding shall be pending or threatened.

            6.5   Opinion of Duff & Phelps LLC.

            The Special Committee of the board of directors of the Company shall have obtained an opinion from Duff & Phelps LLC, in form and substance satisfactory to the Special Committee, indicating that the consideration to be received by the Company as a result of the transactions contemplated by this Agreement is fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls).

            6.6   Tax-Free Exchange Opinion.

            The Company and the Shaker Group shall have obtained an opinion from BDO Seidman, LLP, the Company's certified public accountants, in form and substance satisfactory to the Company and the Shaker Group, indicating that the transactions contemplated by this Agreement will qualify as tax-free exchanges under the Internal Revenue Code of 1986, as amended, and will not cause the recognition of income by either the Company or the Shaker Group for federal income tax purposes. In order to obtain such opinion, on the Closing Date the Shaker Group shall not have any options to acquire shares of common stock of the Company.

            6.7   Consents and Approvals.

            (a) The stockholders of the Company shall have approved the transactions contemplated by this Agreement in accordance with the requirements of the General Corporation Law of the State of Delaware.

            (b) Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota and Chevrolet shall have approved Shaker Auto Group as the transferee of the Franchises in accordance with the terms of this Agreement.

            (c) Shaker Auto Group shall have obtained floor plan financing in accordance with the terms of this Agreement.

            (d) Each obligee of the Assumed Liabilities under Section 2.1.6 shall have consented to the release of the Company from any and all liability relating to the Assumed Liabilities to the extent required by the terms of the Assumed Liabilities, without such release being deemed to be an event of default and without imposing any material loan modifications unless approved by the Shaker Group and the Company. In particular and not by way of limitation, the obligee of the debt related to the Rental Cars, The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC), Merchants Bank, Ford Motor Company Credit, Bank of America, N.A. and Consenzi Automotive Realty Limited Partnership shall each have consented to the release of the Company from any and all liability relating to the debt owed to such obligee in connection with the business operations of the New England Subsidiaries.

            6.8   Working Capital

            Immediately following the Closing, Shaker Auto Group will have Working Capital of $6,015,000.

            6.9   Additional Documents

            The Company must have delivered to the Shaker Group such documents as the Shaker Group may reasonably request for the purpose of (a) evidencing the accuracy of any of the Company's representations and warranties, (b) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, and (c) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

            6.10  No Prohibition

            Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Shaker Group or any Person affiliated with the Shaker Group to suffer any material adverse consequence under any applicable Legal Requirement or Order.

      7. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE

      The Company's obligation to make the exchanges described in Section 2.1 and Section 2.2, and to take the other actions required to be taken by the Company at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

            7.1 Representations and Warranties True as of the Closing Date.

            The representations and warranties made by the Shaker Group in this Agreement, or in any schedule, certificate or document delivered by the Shaker Group to the Company pursuant to the provisions hereof, shall have been true in all material respects on the date hereof, without regard to any schedule updates furnished by the Shaker Group after the date hereof, and shall be true and correct in all material aspects on and as of the Closing Date with the same force and effect as though such representations and warranties were made as of the Closing Date.

            7.2   Compliance with this Agreement.

            The Shaker Group shall have performed and complied with in all material respects all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by it prior to or by the Closing Date.

            7.3   Compliance with the Securities Laws.

            The Company, with the cooperation of the Shaker Group, shall have filed an information statement with the Securities and Exchange Commission (the "SEC"), and the Company and the Shaker Group shall have taken such other actions as are necessary under the Federal and state securities laws to permit the consummation of the transactions contemplated by this Agreement.

            7.4   No Threatened or Pending Litigation.

            On the Closing Date, no suit, action or other Proceeding, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, this Agreement or the consummation of the transactions contemplated by this Agreement, and no investigation that might result in any such suit, action or Proceeding shall be pending or threatened.

            7.5   Opinion of Duff & Phelps LLC.

            The Special Committee of the board of directors of the Company shall have obtained an opinion from Duff & Phelps, LLC, in form and substance satisfactory to the Special Committee, indicating that the consideration to be received by the Company as a result of the transactions contemplated by this Agreement is fair, from a financial point of view, to the unaffiliated public stockholders of the Company (i.e., the stockholders of the Company who are not directors or officers of the Company and who are not affiliated with the Shaker Group or any entities that the Shaker Group or any member thereof controls).

            7.6   Tax-Free Exchange Opinion.

            The Company and the Shaker Group shall have obtained an opinion from BDO Seidman, LLP, the Company's certified public accountants, in form and substance satisfactory to the Company and the Shaker Group, indicating that the transactions contemplated by this Agreement will qualify as tax-free exchanges under the Internal Revenue Code of 1986, as amended, and will not cause the recognition of income by either the Company or the Shaker Group for Federal income tax purposes. In order to obtain such opinion, on the Closing Date the Shaker Group shall not have any options to acquire shares of common stock of the Company.

            7.7   Consents and Approvals.

            (a) The stockholders of the Company shall have approved the transactions contemplated by this Agreement in accordance with the requirements of the General Corporation Law of the State of Delaware.

            (b) Ford, Chrysler/Dodge/Jeep, Lincoln/Mercury, Mazda, Toyota and Chevrolet shall have approved Shaker Auto Group as the transferee of the Franchises in accordance with the terms of this Agreement.

            (c) Shaker Auto Group shall have obtained floor plan financing in accordance with the terms of this Agreement.

            (d) Each obligee of the Assumed Liabilities under Section 2.1.6 shall have consented to the release of the Company from any and all liability relating to the Assumed Liabilities to the extent required by the terms of the Assumed Liabilities, without such release being deemed to be an event of default and without imposing any material loan modifications unless approved by the Shaker Group and the Company. In particular and not by way of limitation, the obligee of the debt related to the Rental Cars, The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC), Merchants Bank, Ford Motor Company Credit, Bank of America, N.A. and Consenzi Automotive Realty Limited Partnership shall each have consented to the release of the Company from any and all liability relating to the debt owed to such obligee in connection with the business operations of the New England Subsidiaries.

            (e) Each member of the Shaker Group, and each individual related to any member of the Shaker Group who is listed in Exhibit C, shall have resigned as an employee, director and/or officer of the Company and each affiliate of the Company other than the New England Subsidiaries, effective as of the Closing Date.

            7.8   Working Capital

            Immediately following the Closing, Shaker Auto Group will have Working Capital of $6,015,000.

            7.9   Additional Documents

            The Shaker Group must have delivered to the Company such documents as the Company may reasonably request for the purpose of (a) evidencing the accuracy of any of the Shaker Group's representations and warranties, (b) evidencing the performance by the Shaker Group of, or the compliance by the Shaker Group with, any covenant or obligation required to be performed or complied with by the Shaker Group, and (c) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

            7.10  No Prohibition

            Neither the consummation nor the performance of any of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Company or any Person affiliated with the Company to suffer any material adverse consequence under any applicable Legal Requirement or Order.

      8. DELIVERIES AT CLOSING

            8.1 The Company's Documents. Subject to the Shaker Group's satisfaction of its obligations hereunder, the Company shall execute and/or deliver to the Shaker Group at the Closing, the following instruments and documents, all of which shall be in form and substance as set forth in an applicable Exhibit hereto or, if not so set forth, otherwise as may be reasonably acceptable to the Shaker Group:

            (a) The Company shall organize Shaker Auto Group and shall deliver to Shaker Auto Group all of the outstanding shares of stock of the New England Subsidiaries, together with such assignments and instruments of transfer as shall be necessary and reasonably requested by the Shaker Group in order to assign and transfer, or to evidence the assignment and transfer of, the shares of stock of the New England Subsidiaries to Shaker Auto Group, all in a form and substance satisfactory to the Shaker Group and its counsel.

            (b) The Company shall deliver to the Shaker Group all of the outstanding shares of stock of Shaker Auto Group, together with such assignments and instruments of transfer as shall be necessary and reasonably requested by the Shaker Group in order to assign and transfer, or to evidence the assignment and transfer of, the shares of stock of Shaker Auto Group to the Shaker Group, all in a form and substance satisfactory to the Shaker Group and its counsel.

            (c) The Company shall deliver to the Shaker Group a certificate of the Company stating that all representations and warranties of the Company set forth in Article 3 herein are true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date in the form as attached as Exhibit D, which is incorporated herein by reference.

            (d) The Company shall deliver to the Shaker Group copies of the following documents certified by an authorized corporate officer of the respective corporation to be true, correct and complete: (i) certificate of good standing of the Company, Shaker Auto Group and the New England Subsidiaries from the Secretary of State of their respective states of incorporation; (ii) resolutions approved by the board of directors and stockholder(s) of the Company, Shaker Auto Group and the New England Subsidiaries in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby; (iii) Certificate of Incorporation of the Company, Shaker Auto Group and the New England Subsidiaries; and (iv) Bylaws of the Company, Shaker Auto Group and the New England Subsidiaries.

            (e) The Company shall deliver to the Shaker Group a duly executed Assumption of Liabilities Agreement in the form as attached as Exhibit E.

            (f) The Company shall deliver to the Shaker Group all client lists and data bases relating to either the sales and/or service and parts operations currently maintained by the New England Subsidiaries.

            (g) The Company shall deliver to the Shaker Group all of the Company's books and records, including, but not limited to, all of the Company's licenses and permits, relating to Shaker Auto Group and the New England Subsidiaries.

            (h) The Company shall deliver to the Shaker Group such other documents as shall reasonably be requested by the Shaker Group in order to effectively carry out the transactions contemplated by this Agreement, duly executed by the Company where appropriate.

            8.2   The Shaker Group's Documents

            Subject to the Company's satisfaction of its obligations hereunder, the Shaker Group shall execute and/or deliver to the Company at the Closing, the following instruments and documents, all of which shall be in form and substance as set forth in an applicable Exhibit hereto or, if not so set forth, otherwise as may be reasonably acceptable to the Company:

            (a) The Shaker Group shall deliver to the Company all of the outstanding shares of stock of the Company which the Shaker Group owns, together with such assignments and instruments of transfer as shall be necessary and reasonably requested by the Company in order to assign and transfer, or to evidence the assignment and transfer of, the shares of stock of the Company which the Shaker Group owns to the Company, all in a form and substance satisfactory to the Company and its counsel.

            (b) The Shaker Group shall deliver to the Company a certificate of the Shaker Group stating that all representations and warranties of the Shaker Group set forth in Article 4 herein are true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date in the form as attached as Exhibit F, which is incorporated herein by reference.

            (c) The Shaker Group shall deliver to the Company such other documents as shall reasonably be requested by the Company in order to effectively carry out the transactions contemplated by this Agreement, duly executed by the Shaker Group where appropriate.

      9. INDEMNIFICATION

            9.1   Indemnification by the Company

            The Company shall indemnify, defend and hold harmless the Shaker Group from, against, and with respect to any and all losses, damages, claims, obligations, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and costs, consequential damages, and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claims, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

            (a) any Breach of any of the representations or warranties of the Company contained in or made pursuant to this Agreement;

            (b) any failure by the Company to perform or observe, in full, or in part, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement;

            (c) any and all liabilities and obligations of the Company (other than the Assumed Liabilities) of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown; or

            (d) any action brought by one or more of the stockholders of the Company against any member of the Shaker Group which is based on the Contemplated Transactions or upon any violation of Sections 9.1(a), (b) or (c) above; provided, however, that such indemnification shall not apply to any claim based upon the operations of the New England Subsidiaries or upon the fraud or misrepresentation of any member of the Shaker Group.

            9.2   Indemnification by the Shaker Group

            The Shaker Group shall indemnify, defend and hold harmless the Company (or such individual or legal entity as it may designate) and its shareholders, officers, directors, agents, employees, affiliates, and assigns, from, against, and with respect to any and all losses, damages, claims, obligations, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and costs, consequential damages, and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claims, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

            (a) any Breach of any of the representations or warranties of the Shaker Group contained in or made pursuant to this Agreement;

            (b) any failure by the Shaker Group to perform or observe, in full, or in part, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; or

            (c) any and all liabilities and obligations of the Shaker Group (including but not limited to the Assumed Liabilities) of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown.

      10. GENERAL PROVISIONS

            10.1  Brokers or Finders

            Neither party, nor their officers and agents, have incurred any obligations or liabilities, contingent or otherwise, for brokerage or finders' fees or agents commissions or other similar payment in connection with this Agreement, and each party will indemnify and hold the other harmless from any such payment alleged to be due as a result of the transfer.

            10.2  Expenses

            Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants in connection with this Agreement and the Contemplated Transactions; provided, however, that, in the event that the Shaker Group refinances any debt owed to The First National Bank of Chicago, as Trustee For The Registered Holders of Falcon Franchise Loan Trust 1991-1 Franchise Loan Backed Bonds (as successor in interest to Falcon Financial, LLC) which results in a reduction in the "loan modification fee" or in the "Due Diligence Deposit" payable by the Company pursuant to that certain April 25, 2005 proposal letter from Falcon Financial II, LLC to the Company (any such reduction to be determined by Falcon Financial II, LLC, at its discretion, and being hereinafter referred to as the "Savings"), then the Company will reimburse the Shaker Group for its actual out of pocket (incurred and paid) refinancing costs up to an amount not to exceed the lesser of : (i) such Savings; or (ii) $37,500; and provided, further, that it is understood and agreed that the Company shall bear all costs incurred in completing the transactions contemplated under the aforesaid April 25, 2005 proposal letter from Falcon Financial II, LLC to the Company, so long as the same do not include any prepayments or prepayment fees related to debts owed by the Shaker Group and/or the New England Subsidiaries.

            10.3  Public Announcements

            Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as both parties mutually agree. Unless consented to by the Company in advance or required by Legal Requirements, prior to the Closing the Company and the Shaker Group shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and the Shaker Group will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and both parties will have the right to be present for any such communication.

            10.4  Confidentiality

            Between the date of this Agreement and the Closing Date, the Company and the Shaker Group will maintain in confidence, exercising Best Efforts, and will cause the directors, officers, employees, agents, and advisors of the Company to maintain in confidence (and will not use to the detriment of the other party) any written, oral, or other information obtained in confidence from written information stamped "confidential" when originally furnished by the other party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

            10.5  Notices

            All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Company:    Hometown Auto Retailers, Inc.
            1309 South Main Street
            Waterbury, Connecticut 06706
Attention:  William C. Muller, Jr.
Facsimile No.:    (203) 756-1339

With a copy to:
Richard L. Emerson, Esq.
Gager, Emerson, Rickart, Bower & Scalzo, LLP
2 Stony Hill Road
Suite 208
Bethel, Connecticut 06801
Facsimile No.:    (203) 207-5407

Shaker Group:     Corey E. Shaker
                  1309 South Main Street
                  Waterbury, CT  06706

With a copy to:
Robert S. Cooper, Esq.
Zeldes, Needle & Cooper
1000 Lafayette Boulevard
Bridgeport, Connecticut  06601-1740
Facsimile No.:    (203) 333-1489

            10.6  Jurisdiction; Service of Process

            Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of Connecticut or, if it can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. The prevailing party in any action or proceeding shall be entitled to reasonable attorney's fees and costs.

            10.7  Further Assurances

            The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement and (d) to provide information to the other after the Closing to assist the other in responding to claims, disputes and litigation.

            10.8  Waiver

            The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            10.9  Entire Agreement and Modification

            This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

            10.10 Severability

            If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            10.11 Section Headings; Construction

            The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            10.12 Governing Law

            This Agreement will be governed by the laws of the State of Connecticut without regard to conflicts of laws principles.

            10.13 Counterparts

            This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

            10.14 Arm's Length Negotiations

            Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

            10.15 Bulk Transfer Laws

            The Company and the Shaker Group shall comply in all respects with the notification requirements of any State Taxing Authority with respect to a bulk transfer to the extent applicable to the transactions contemplated by this Agreement.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

HOMETOWN AUTO RETAILERS, INC.             ATTESTED:

By:/s/ William C. Muller, Jr.                         /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      William C. Muller, Jr.                          Charles F. Schwartz
      Its Vice President                              Its Secretary

NEW ENGLAND SUBSIDIARIES:

ERR ENTERPRISES, INC.                     ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary

FAMILY FORD, INC.                         ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary

SHAKER'S, INC.                                  ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary


SHAKER'S LINCOLN/MERCURY AUTO CARE  ATTESTED:
INC.

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary

HOMETOWN BRATTLEBORO, INC.                ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary


HOMETOWN AUTO FRAMINGHAM, INC.            ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary


BAY STATE REALTY HOLDINGS, INC.           ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary

BRATTLEBORO REALTY HOLDINGS, INC.         ATTESTED:

By:/s/ Corey Shaker                                   /s/Charles F. Schwartz
   ---------------------------------------            ----------------------
      Corey Shaker                                    Charles F. Schwartz
      Its President                                   Its Secretary

THE SHAKER GROUP:

                                                WITNESSED:


/s/ Corey Shaker                                /s/ Lillian Shaker
---------------------------------------         ----------------------
Corey Shaker                                    Lillian Shaker

                                                WITNESSED:


/s/ Corey Shaker                                /s/ Lillian Shaker
---------------------------------------         ----------------------
Corey Shaker, Custodian for Lindsay Shaker      Lillian Shaker

                                                WITNESSED:


/s/ Corey Shaker                                /s/ Lillian Shaker
---------------------------------------         ----------------------
Corey Shaker, Custodian for Kristen Shaker      Lillian Shaker

                                                WITNESSED:


/s/ Corey Shaker                                /s/ Lillian Shaker
---------------------------------------         ----------------------
Corey Shaker, Custodian for Edward Shaker       Lillian Shaker

Edward Shaker Family Trust                      WITNESSED:


By /s/ Corey Shaker                             /s/ Lillian Shaker
---------------------------------------         ----------------------
    Corey Shaker                                Lillian Shaker
    Its Trustee

                                                WITNESSED:


/s/ Joseph Shaker                               /s/ Judy Austin
---------------------------------------         ----------------------
Joseph Shaker                                   Judy Austin


Shaker Irrevocable Trust                              WITNESSED:


By /s/ Joseph Shaker                            /s/ Judy Austin
   ------------------------------------         ----------------------
    Joseph Shaker                               Judy Austin
    Its Trustee

Richard Shaker Family Trust                     WITNESSED:


By /s/ Joseph Shaker                            /s/ Judy Austin
   ------------------------------------         ----------------------
    Joseph Shaker                               Judy Austin
    Its Trustee

                                                WITNESSED:


/s/ Steven Shaker                               /s/ Lillian Shaker
---------------------------------------         ----------------------
Steven Shaker                                   Lillian Shaker

                                                WITNESSED:


/s/ Janet Shaker                                /s/ Lillian Shaker
---------------------------------------         ----------------------
Janet Shaker                                    Lillian Shaker

                                                WITNESSED:


/s/ Paul Shaker                                 /s/ Lillian Shaker
---------------------------------------         ----------------------
Paul Shaker                                     Lillian Shaker

                                                WITNESSED:


/s/ Edward D. Shaker                            /s/ Labebe Shaker
---------------------------------------         ----------------------
Edward D. Shaker                                Labebe

                                                WITNESSED:


/s/ Edward Shaker                               /s/ Labebe Shaker
---------------------------------------         ----------------------
Edward Shaker                                   Labebe Shaker

                                                WITNESSED:


/s/ Lillian Shaker                              /s/ Janet Shaker
---------------------------------------         ----------------------
Lillian Shaker                                  Janet Shaker

                                                WITNESSED:


/s/ Richard Shaker                              /s/ Labebe Shaker
---------------------------------------         ----------------------
Richard Shaker                                  Labebe Shaker

                                                WITNESSED:


/s/ Rose Shaker                                 /s/ Lillian Shaker
---------------------------------------         ----------------------
Rose Shaker                                     Lillian Shaker

                                    EXHIBIT A

                                  Shaker Group



                           Company Class A   Company Class B   Shaker Auto Group
Name                        Common Stock      Common Stock       Common Stock
----                       ---------------   ---------------   ---------------

Corey Shaker                       120,142           249,100           369,242
Corey Shaker,
   Custodian for
   Lindsay                              24                24

Corey Shaker,
   Custodian for
   Kristen                              24                24

Corey Shaker,
   Custodian for
   Edward                               24                24

Edward Shaker
    Family Trust                    15,980            15,980

Joseph Shaker                      147,826           265,832           413,658

Shaker Irrevocable
   Trust                            40,000            40,000

Richard Shaker
   Family Trust                     15,980            15,980

Steven Shaker                      115,142           206,424           321,566

Janet Shaker                        71,428           227,668           299,096

Paul Shaker                        218,268           218,268

Edward D. Shaker                   107,142           206,612           313,754

Edward Shaker                      112,142           175,404           287,546

Lillian Shaker                      13,700            13,700

Richard Shaker                     114,142           175,404           289,546

Rose Shaker                          5,828             5,828


      Totals:                      801,736         1,802,500         2,604,236

                                    EXHIBIT B

                                     Leases


Lessee/Location of  Property:           Lessor:

Shaker's Lincoln/Mercury                Shaker Enterprises, a Connecticut
831 Straits Turnpike                    general partnership
Watertown, CT  06795

Family Ford, Inc.                       Joseph Shaker Realty, a Connecticut
1200 Wolcott Street                     general partnership
Waterbury, CT  06705

Hometown Auto Retailers, Inc.           Joseph Shaker Realty, a Connecticut
1309 South Main Street                  general partnership
Waterbury, CT  06706

Wellesley Mazda                         Regan and Stapleton, Inc.
965 Worcester Road
Wellesley, MA  02181

                                    Exhibit C

                       Individuals Related to Shaker Group
             Who Will Resign as Employees, Officers and/or Directors
                        of the Company and its Affiliates


o     Corey Shaker, President, Chief Executive Officer and Director of the
      Company

o     Joseph Shaker, Regional Vice President and Director of the Company

o     Steven Shaker, Regional Vice President of the Company

o     Edward Shaker, Employee

o     Lillian Shaker, Employee

o     Edward D. Shaker, Employee

o     Janet Shaker, Employee

o     Richard Shaker, Employee

o     Rose Shaker, Employee

                                    Exhibit D

                 Certification of Representations and Warranties
                      of the Company set forth in Article 3


      The undersigned does hereby certify, pursuant to Section 8.1(c) of the Exchange Agreement dated _____________, 2005 among Hometown Auto Retailers, Inc., ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc., Brattleboro Realty Holdings, Inc. and the Shaker Group (the "Agreement") that:

      (1) The undersigned is the duly-elected ______________ of Hometown Auto Retailers, Inc. (the "Company") and, as such, is authorized to make this certificate on behalf of the Company.

      (2) The representations and warranties of the Company set forth in Article 3 of the Agreement are true and correct in all material respects on and as of this date with the same force and effect as if such representations and warranties had been made on and as of the date hereof.

      (3) The Company has performed and complied in all material respects with all of the terms, covenants, and conditions contained in the Agreement that are required to be performed or complied with by the Company on or before the date hereof.


Dated:  _________________                 ________________________
                                          Name:
                                          Title:

                                    Exhibit E

                       Assumption of Liabilities Agreement
              By Shaker Auto Group and the New England Subsidiaries
                       Relating to the Assumed Liabilities


      The undersigned do hereby agree, pursuant to Section 8.1(e) of the Exchange Agreement dated _____________, 2005 among Hometown Auto Retailers, Inc., ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc., Brattleboro Realty Holdings, Inc. and the Shaker Group (the "Agreement") to the following:

      (1) Hometown Auto Retailers, Inc. (the "Company") hereby assigns to Shaker Auto Group, Inc. ("Shaker Auto Group") and to ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc. and Brattleboro Realty Holdings, Inc. (the "New England Subsidiaries") all of its duties and obligations with respect to, and Shaker Auto Group and the New England Subsidiaries hereby assume and agree to pay, discharge or perform, as appropriate, all of the duties and obligations of the Company arising in connection with or relating to, the Assumed Liabilities as described in Section
2.1.6 of the Agreement.

      (2) Shaker Auto Group and the New England Subsidiaries hereby indemnify and hold harmless the Company, its directors, officers, employees, agents, stockholders, successors and assigns, and all persons claiming through them, from any and all costs, claims, liabilities or expenses (including reasonable attorneys fees) which the Company may incur with respect to the liabilities and obligations of the Company which have been specifically assumed hereby by Shaker Auto Group and the New England Subsidiaries, but only to the extent set forth in the Agreement.

      (3) This Assumption of Liabilities Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

      IN WITNESS WHEREOF, the parties hereto have duly executed and sealed this Assumption of Liabilities Agreement as of the _________ day of _____________, 2005.

COMPANY:

HOMETOWN AUTO RETAILERS, INC.             ATTESTED:


By: ___________________________           ______________________________

      William C. Muller, Jr.

SHAKER AUTO GROUP:

SHAKER AUTO GROUP, INC.                   ATTESTED:


By: ___________________________           ______________________________


NEW ENGLAND SUBSIDIARIES:

ERR ENTERPRISES, INC.                     ATTESTED:


By: ___________________________           ______________________________


FAMILY FORD, INC.                         ATTESTED:
----------------


By: ___________________________           ______________________________


SHAKER'S, INC.                            ATTESTED:


By: ___________________________           ______________________________



SHAKER'S LINCOLN/MERCURY AUTO CARE  ATTESTED:
INC.


By: ___________________________           ______________________________


HOMETOWN BRATTLEBORO, INC.                ATTESTED:


By: ___________________________           ______________________________

HOMETOWN AUTO FRAMINGHAM, INC.            ATTESTED:


By: ___________________________           ______________________________


BAY STATE REALTY HOLDINGS, INC.           ATTESTED:


By: ___________________________           ______________________________



BRATTLEBORO REALTY HOLDINGS, INC.         ATTESTED:


By: ___________________________           ______________________________

                                    Exhibit F

                 Certification of Representations and Warranties
                   of the Shaker Group set forth in Article 4


      The undersigned do hereby certify, pursuant to Section 8.2(b) of the Exchange Agreement dated _____________, 2005 among Hometown Auto Retailers, Inc., ERR Enterprises, Inc., Family Ford, Inc., Shaker's, Inc., Shaker's Lincoln/Mercury Auto Care, Inc., Hometown Brattleboro, Inc., Hometown Auto Framingham, Inc., Bay State Realty Holdings, Inc., Brattleboro Realty Holdings, Inc. and the Shaker Group (the "Agreement") that:

      (1) The undersigned are the members of the Shaker Group.

      (2) The representations and warranties of the Shaker Group set forth in
Article 4 of the Agreement are true and correct in all material respects on and as of this date with the same force and effect as if such representations and warranties had been made on and as of the date hereof.

      (3) Each member of the Shaker Group has performed and complied in all material respects with all of the terms, covenants, and conditions contained in the Agreement that are required to be performed or complied with by the members of the Shaker Group on or before the date hereof.




Dated:
        ----------------------        ------------------------------
                                      Corey Shaker


Dated:
       ------------------------       ------------------------------
                                      Corey Shaker, Custodian for Lindsay Shaker


Dated:
      ------------------------        ------------------------------
                                      Corey Shaker, Custodian for Kristen Shaker


Dated:
      ------------------------        ------------------------------
                                      Corey Shaker, Custodian for Edward Shaker

                                      Edward Shaker Family Trust

Dated:                                By
      ------------------------            ---------------------------
                                          Its Trustee


Dated:
      ------------------------        ------------------------------
                                      Joseph Shaker

                                      Shaker Irrevocable Trust

Dated:                                By
      ------------------------            ---------------------------
                                          Its Trustee

                                      Richard Shaker Family Trust

Dated:                                By
      ------------------------            ---------------------------
                                          Its Trustee


Dated:
      ------------------------        ------------------------------
                                      Steven Shaker


Dated:
      ------------------------        ------------------------------
                                      Janet Shaker


Dated:
      ------------------------        ------------------------------
                                      Paul Shaker


Dated:
      ------------------------        ------------------------------
                                      Edward D. Shaker

Dated:
       -----------------------        ------------------------------
                                      Edward Shaker


Dated:
       -----------------------        ------------------------------
                                      Lillian Shaker


Dated:
       -----------------------        ------------------------------
                                      Richard Shaker


Dated:
       -----------------------        ------------------------------
                                      Rose Shaker

                                   APPENDIX B

                                FAIRNESS OPINION


DUFF & PHELPS, LLC


June 1, 2005


Special Committee of the Board of Directors
Hometown Auto Retailers, Inc.
1309 S. Main St.
Waterbury, CT  06706

Gentlemen:

Duff & Phelps, LLC ("Duff & Phelps") has been engaged by the special committee (the "Special Committee") of the board of directors (the "Board of Directors") of Hometown Auto Retailers, Inc. ("Hometown" or the "Company"), as financial advisor to the Special Committee, in connection with a contemplated transaction (the "Proposed Transaction"), as described below. Specifically, Duff & Phelps has been engaged to provide an opinion (the "Opinion") as to the fairness to the unaffiliated public stockholders of the Company (i.e. stockholders other than directors and officers of the Company or affiliated with the Shaker family or entities that they control (the "Shaker Group")), from a financial point of view, of the consideration received by the Company in a Proposed Transaction (without giving effect to any impacts of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder). Previously, Duff & Phelps has not provided financial advisory services to the Company.

Description of the Proposed Transaction

The Proposed Transaction involves a transfer by the Company of all of its New England dealerships, along with $5 million in cash (subject to adjustment for fluctuations in the value of certain of the assets and liabilities of the New England dealerships), to a newly-formed corporation called The Shaker Auto Group, Inc., and the Company will acquire all of the outstanding shares of common stock of The Shaker Auto Group, Inc. Immediately following this exchange, the Shaker Group will transfer to the Company all of its shares of Class A common stock and Class B common stock, and will receive all of the outstanding shares of common stock of The Shaker Auto Group, Inc. Following these exchanges, the Shaker Group will be the owners of the New England dealerships, and the Company will retain only its New York and New Jersey dealerships.

Scope of Analysis

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to the Proposed Transaction included, but was not limited to, the items summarized below.

      1. Conducted meetings with members of the senior management team of Hometown on February 23 - 25, 2005, including Corey Shaker, President, CEO and COO, Chuck Schwartz, CFO & Secretary, Bill Muller, Regional VP, South Division, Joseph Shaker, Regional VP, East Division, and Steven Shaker, Regional VP, North Division. Additionally, we toured the Company's dealerships located in Wellesley and Framingham, MA, Brattleboro, VT, Waterbury and Watertown, CT, New Windsor, NY, and Clinton and Stewartsville, NJ, and a Ford factory authorized service center in Naugatuck, CT;

      2. Reviewed Hometown's financial statements and SEC filings, including the annual report on Form 10-K for the fiscal year ended December 31, 2000 to 2004 and quarterly report on Form 10-Q for the three months ended March 31, 2005;

      3. Reviewed Company-prepared budget for fiscal 2005 and projections for fiscal years 2006 through 2011;

      4. Reviewed Company-prepared budget for fiscal 2005 and projections for fiscal years 2006 through 2011;

      5. Reviewed summary information, provided by management, regarding the Company's overhead allocations;

      6. Reviewed company-prepared pro-forma March 31, 2005 balance sheets, reflecting adjustments related to the Proposed Transaction;

      7. Reviewed information provided by management regarding franchisee working capital and cash requirements for certain dealerships;

      8. Analyzed the historical trading price and trading volume of Hometown's common stock;

      9.    Reviewed drafts of the Exchange Agreement and Information Statement;

      10. Reviewed a draft of tax opinion prepared by BDO Siedman, LLP dated May 31, 2005;

      11. Reviewed a real estate appraisal for Bay State Lincoln-Mercury, dated October 3, 2002, and prepared by Landauer Realty Group; and

      12. Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company's solvency or of any specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company's creditworthiness or otherwise as tax advice or as accounting advice. In rendering this Opinion, Duff & Phelps relied upon the fact that the Company has been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, and (iii) assumed that the final version of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed. Duff & Phelps' Opinion further assumes that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction. The Company has not placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its Opinion.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions precedent required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the draft Agreement dated as of May 31, 2005.

The basis and methodology for this Opinion have been designed specifically for the express purpose of the Special Committee and may not translate to any other purpose.

Duff & Phelps has prepared this Opinion effective as of June 1, 2005. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Duff & Phelps' part to any party.

It is understood that this Opinion is for the information of the Special Committee in connection with its consideration of the Proposed Transaction and may not be used for any other purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Proposed Transaction and you may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. This Opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration paid is the best possible attainable under any circumstances. Instead, it merely states whether the price in the Proposed Transaction is within a range suggested by certain financial analysis. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the consideration received by the Company in the Proposed Transaction is fair to the unaffiliated public stockholders of Hometown (i.e. stockholders other than directors and officers of the Company or affiliated with the Shaker family or entities that they control), from a financial point of view (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Respectfully submitted,


/s/  DUFF & PHELPS, LLC
-----------------------
DUFF & PHELPS, LLC